CTR PARTNERSHIP, L.P.
and
CARETRUST CAPITAL CORP.,
as Issuers,
CARETRUST REIT, INC.,
as Parent and a Guarantor,
CARETRUST GP, LLC,
as General Partner and a Guarantor,
the other GUARANTORS named herein,
as Guarantors,
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

INDENTURE

Dated as of June 17, 2021
3.875% Senior Notes due 2028

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Exhibit A    Form of Initial Note
Exhibit B    Form of Supplemental Indenture to be delivered by Subsequent Guarantors
Exhibit C    Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

INDENTURE, dated as of June 17, 2021, between CTR Partnership, L.P. (the “Partnership”), a Delaware limited partnership, and CareTrust Capital Corp., a Delaware corporation (“CareTrust Capital”, and together with the Partnership, the “Issuers” or each, an “Issuer”), CareTrust REIT, Inc., a Maryland corporation (the “Parent”), as a Guarantor, CareTrust GP, LLC, a Delaware limited liability company (“General Partner”), as a Guarantor, each of the other Guarantors named herein, as Guarantors, and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).
Recitals of The Issuers and Guarantors
WHEREAS, the Issuers have duly authorized the creation of an issue of 3.875% Senior Notes due 2028 and, to provide therefor, the Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture;
WHEREAS, the Issuers have duly authorized the execution and delivery of this Indenture and all things necessary to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with its terms, have been done; and
WHEREAS, the Guarantors have duly authorized the execution and delivery of this Indenture to provide for the guarantee of the Notes, and have duly authorized the execution and delivery of this Indenture and all things necessary to make this Indenture a valid and legally binding agreement of the Guarantors, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.1    Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
(b)    the phrase “in writing” as used herein shall be deemed to include .pdf attachments and other electronic means of transmission, unless otherwise indicated;
(c)     all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and
(d)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person is merged into or consolidated with Parent or any of its Restricted Subsidiaries or becomes (including by redesignation) a Restricted Subsidiary of Parent or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary of Parent and Indebtedness encumbering any property or asset acquired from such Person; provided, however, that Indebtedness of such Person that is redeemed, repurchased, defeased, discharged, retired or otherwise repaid (or for which an irrevocable deposit is made in an amount sufficient to effect the foregoing) at the time of or immediately upon consummation of or substantially concurrently with the transactions by which such Person is merged into or consolidated with Parent or any of its Restricted Subsidiaries or becomes (including by redesignation) a Restricted Subsidiary of Parent or such Asset Acquisition shall not be deemed to be Indebtedness.
“Act” when used with respect to any Holders has the meaning specified in Section 1.10.
“Additional Notes” means 3.875% Senior Notes due 2028 issued under this Indenture in addition to the Initial Notes.
“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of Parent or charges resulting from the redemption of preferred stock of Parent, but without giving effect to deductions for non-controlling or minority interests in the Partnership) of Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:
(1)    the net income of any Person, other than Parent or a Restricted Subsidiary of Parent, except to the extent of the amount of dividends or other distributions or payments actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to Parent or any of its Restricted Subsidiaries by such Person during such period;
(2)    solely for the purpose of determining the amount available for Restricted Payments under Section 9.9(a)(iv)(3)(A), the net income of any Restricted Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except to the extent that such restrictions with respect to the declaration and payment of dividends or distributions have been waived or approval for such declaration or payment has been obtained; provided, however, that such exclusions shall not apply with respect to limitations imposed either pursuant to Indebtedness which has been irrevocably called for redemption, repurchase or other acquisition or in respect of which the required steps have been taken to have such Indebtedness defeased or discharged, or an irrevocable deposit has been made in an amount sufficient to effect the foregoing; provided further, that Adjusted Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments made or permitted to be made in cash (or to the extent converted into cash) or Temporary Cash Investments to Parent or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
(3)    the cumulative effect of a change in accounting principles;
(4)    gains and losses (i) resulting from fluctuations in currency values or exchange rates and the related tax effects, and mark-to-market of Hedging Obligations and other obligations, and including charges relating to Accounting Standards Codification Nos. 815 and 820 or (ii) attributable to the extinguishment, retirement or conversion of Indebtedness or the settlement or termination of Hedging Obligations;
(5)    [Reserved];
(6)    any after-tax gains or losses attributable to Asset Sales or other Asset Dispositions, including any disposition of any securities, or disposed, discontinued or abandoned operations;
(7)    any non-cash compensation expense or charges related or attributable to grants, issuances, repurchases, repricings or other modifications of stock options, restricted stock, restricted stock units, stock appreciation rights, other Capital Stock or equity-based awards or similar rights or otherwise with respect to stock-based compensation plans to or with respect to officers, directors and employees of Parent and any of its Subsidiaries; and
(8)    all after-tax extraordinary gains or extraordinary losses;
provided, however, that proceeds from any business interruption insurance shall be added to Adjusted Consolidated Net Income to the extent such proceeds were not included in the computation thereof.
“Adjusted Total Assets” means, for any Person, the sum of:
(1)    Total Assets for such Person and its Restricted Subsidiaries on a consolidated basis as of the end of the last completed fiscal quarter preceding the applicable determination date; and
(2)    any increase in Total Assets for such Person and its Restricted Subsidiaries on a consolidated basis following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets for such Person and its Restricted

Subsidiaries on a consolidated basis resulting from the application of the proceeds of any additional Indebtedness.
“Adjusted Treasury Rate” means, with respect to any Redemption Date, (1) the yield as of the earlier of (a) such Redemption Date and (b) the date on which such Notes are defeased or satisfied and discharged, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 30, 2028, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated by the Issuers on the third Business Day immediately preceding the Redemption Date, plus, in the case of each of clauses (1) and (2), 0.50%.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” means any Security Registrar, Paying Agent, or Depository Custodian.
“Applicable Premium” means with respect to a Note at any Redemption Date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such Redemption Date of (i) the Redemption Price of such Note on March 30, 2028 (such Redemption Price being described in Section 5 of the Note, exclusive of any accrued and unpaid interest) plus (ii) all required remaining scheduled interest payments due on such Note through March 30, 2028 (but excluding accrued and unpaid interest to such Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate at such Redemption Date, over (B) the principal amount of such Note on such Redemption Date.
“Asset Acquisition” means:
(1)    an investment by Parent or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become (including by redesignation) a Restricted Subsidiary of Parent or shall be merged into or consolidated with Parent or any of its Restricted Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such investment or a Permitted Business; or
(2)    an acquisition by Parent or any of its Restricted Subsidiaries from any other Person of assets that constitute all or substantially all of a division or line of business, or one or more properties or operations, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuers or any of their Restricted Subsidiaries on the date of such acquisition or a Permitted Business.
“Asset Disposition” means the sale, transfer, conveyance or other disposition (including by merger or consolidation) by Parent or any of its Restricted Subsidiaries, other than to Parent or any of its Restricted Subsidiaries, of:
(1)    Capital Stock of or other securities of or interests in any Subsidiary; or
(2)    all or substantially all of the assets that constitute a division or line of business, or one or more properties or operations, of Parent or any of its Restricted Subsidiaries.
“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by Parent or any of its Restricted Subsidiaries to any Person other than Parent or any of its Restricted Subsidiaries of:
(1)    all or any of the Capital Stock of any Restricted Subsidiary of Parent (other than the Partnership);
(2)    all or substantially all of the assets that constitute a division or line of business of Parent or any of its Restricted Subsidiaries; or
(3)    any property and assets of Parent or any of its Restricted Subsidiaries outside the ordinary course of business of Parent or such Restricted Subsidiary;
provided, however, that “Asset Sale” shall not include:
(1)    the lease or sublease of any Real Estate Asset and guarantees of any such lease or sublease;
(2)    sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;
(3)    the sale, conveyance, transfer, disposition or other transfer (including by way of merger or consolidation) of all or substantially all of the assets of Parent and its Restricted Subsidiaries taken as a whole in accordance with Section 13.1;

(4)    the license or sublicense of software, intellectual property or other general intangibles;
(5)    the issuance of Capital Stock by a Restricted Subsidiary of Parent to Parent or another Restricted Subsidiary of Parent or in which the percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary owned, directly or indirectly, by Parent after giving effect to such issuance is at least equal to the percentage interest prior to such issuance;
(6)    any issuance of Capital Stock (other than Disqualified Stock) by the Partnership in order to acquire assets used or useful in a Permitted Business (including Capital Stock of a Person primarily owning such assets);
(7)    the surrender or waiver of contract rights; expirations or terminations or unwindings of contracts or agreements; or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;
(8)    any Restricted Payment not prohibited by Section 9.9 (including any transaction expressly permitted thereby) or a Permitted Investment;
(9)    sales, transfers or other dispositions of assets or the sale or issuance of Capital Stock with a fair market value not in excess of the greater of (x) $20.0 million and (y) 1.0% of Parent’s Adjusted Total Assets in any transaction or series of related transactions;
(10)    sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy Section 9.11(c)(ii), Section 9.11(c)(v) or Section 9.11(c)(vi);
(11)    sales or other dispositions of cash or Temporary Cash Investments;
(12)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in a bankruptcy or similar proceeding and factoring and similar arrangements;
(13)    terminations of Hedging Obligations;
(14)    the creation, granting, perfection or realization of any Lien not prohibited under this Indenture and any exercise of remedies in respect thereof;
(15)    Section 1031 exchanges and other exchanges for Replacement Assets or other replacement property or assets in the ordinary course of business;
(16)    the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of Parent and its Restricted Subsidiaries, taken as a whole and the exercise of termination rights with respect to such lease assignment or sublease;

(17)    sales, exchanges, transfers or other dispositions or the abandonment of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in Parent’s reasonable judgment, are no longer used or useful in the business of Parent or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;
(18)    any disposition of Designated Non-cash Consideration; provided that such disposition increases the amount of Net Cash Proceeds of the Asset Sale that resulted in such Designated Non-cash Consideration;
(19)    foreclosure, condemnation or any similar action with respect to any property or other assets, including transfers or dispositions of such property or other assets subject thereto;
(20)    any disposition of equity interests of a Restricted Subsidiary of Parent pursuant to an agreement or other obligation with or to a Person (other than Parent or any of its Restricted Subsidiaries) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(21)    any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by Parent or any of its Restricted Subsidiaries otherwise permitted by this Indenture;
(22)    sales of Unrestricted Subsidiaries or joint ventures that are not Subsidiaries, or Capital Stock or other Investments therein, or assets thereof; and
(23)    (a) the issuance or sale of directors’ qualifying shares and (b) the issuance, sale or transfer of Capital Stock of foreign Restricted Subsidiaries of Parent to foreign nationals to the extent required by applicable law.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by the lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”
“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 5.14 to act on behalf of the Trustee to authenticate the Notes.

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:
(1)    the sum of the products of:
(x)    the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and
(y)    the amount of such principal payment; by
(2)    the sum of all such principal payments.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar federal or state law for the relief of debtors.
“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or its manager (or, in the case of a limited partnership, of its general partner) or any duly authorized committee thereof.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
“Capital Corp” means CareTrust Capital Corp., a Delaware corporation, and any and all successors thereto.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including all Common Stock and Preferred Stock and all options, warrants or other rights issued by such Person to purchase Capital Stock of such Person; provided that, for the avoidance of doubt, Convertible Indebtedness and any other debt securities convertible into or exchangeable (in whole or in part) for such shares, interests, participations or other equivalents shall not constitute Capital Stock unless and until (and to the extent) actually converted into or exchanged for such shares, interests, participations or other equivalents.
“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; provided, however, that, notwithstanding the foregoing, any lease that would have been categorized as an operating lease in accordance with GAAP prior to the adoption of ASU

No. 2016-02, “Leases (Topic 842),” and ASU No. 2018-11, “Leases (Topic 842),” shall be accounted for as an operating lease for all purposes under this Indenture (including for purposes of all financial definitions and calculations).
“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
“Change of Control” means the occurrence of one or more of the following events:
(1)    any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) (other than to Parent or its Restricted Subsidiaries), provided, however, that for the avoidance of doubt, the lease of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole shall not constitute a Change of Control;
(2)    a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Parent on a fully diluted basis; or
(3)    the approval by the holders of Capital Stock of Parent of any plan or proposal for the liquidation or dissolution of Parent (whether or not otherwise in compliance with the provisions of this Indenture).
Notwithstanding the foregoing: (A) any holding company, all or substantially all of the assets of which are comprised of Parent or any 100% direct or indirect parent company of Parent, shall not itself be considered a “person” or “group”; (B) the transfer of assets between or among Parent’s Restricted Subsidiaries and Parent shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of Parent with or the sale, assignment, conveyance, transferor other disposition of all or substantially all of Parent’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Parent in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.
“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline.
“Closing Date” means June 17, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including all series and classes of common stock.
“Common Units” means the limited partnership units of the Partnership, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of Parent are redeemable for cash or Common Stock of Parent.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the Redemption Date to March 30, 2028 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 30, 2028.
“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Issuers, Reference Treasury Dealer Quotations for such Redemption Date.
“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication):
(1)    Consolidated Interest Expense;
(2)    provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;
(3)    depreciation and amortization (including without limitation amortization or impairment write-offs of goodwill and other intangibles and the amortization or write-off of debt issuance and deferred financing costs (to the extent reflected therein) but excluding amortization of prepaid cash expenses that were paid in a prior period);
(4)    any cost, charge, fee or expense (including any premiums, discounts, commissions, fees and charges and all legal, accounting, advisory and other transaction-related charges, fees, costs and expenses, incurred in connection with or associated with any Financing Activity or Equity Offering not prohibited by this Indenture (any such transaction, a “Capital Transaction”), whether or not such Capital Transaction is consummated, in each case not to exceed 20% of Consolidated EBITDA (calculated on a pro forma basis for any relevant transaction giving rise to the calculation of Consolidated

EBITDA but before giving effect to the costs, charges, fees and expenses described in this clause (4)), with respect to any individual Capital Transaction;
(5)    any cost, charge, fee or expense (including any premiums, fees and charges and all legal, accounting, advisory and other transaction-related charges, fees, costs and expenses, incurred in connection with or associated with any Permitted Investment, acquisition, disposition or recapitalization not prohibited by this Indenture (any such transaction, a “Strategic Transaction”), whether or not such Strategic Transaction is consummated, in each case not to exceed 20% of Consolidated EBITDA (calculated on a pro forma basis for any relevant transaction giving rise to the calculation of Consolidated EBITDA but before giving effect to the costs, charges, fees and expenses described in this clause (5)), with respect to any individual Strategic Transaction;
(6)    the amount of integration costs deducted (and not added back) in such period in computing Adjusted Consolidated Net Income, including any direct transaction or restructuring costs incurred in connection with acquisitions or dispositions, not to exceed for any period 20% of Consolidated EBITDA (calculated on a pro forma basis for any relevant transaction giving rise to the calculation of Consolidated EBITDA but before giving effect to the costs described in this clause (6));
(7)    all after-tax unusual or non-recurring charges or items of loss or expense, net of all after-tax unusual or non-recurring gains, not to exceed for any period 20% of Consolidated EBITDA (calculated on a pro forma basis for any relevant transaction giving rise to the calculation of Consolidated EBITDA but before giving effect to the costs described in this clause (7));
(8)    impairment charges or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets, receivables, investments or as a result of a change in a law of regulation, in each case pursuant to GAAP;
(9)    all cash dividends or other distributions accrued (excluding dividends payable solely in equity interests (other than Disqualified Stock) of Parent or Issuers) on any series of Disqualified Stock of Parent or Issuers and any series of Preferred Stock of any Restricted Subsidiary of Issuers during such period; and
(10)    all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for Parent and its Restricted Subsidiaries in conformity with GAAP.
Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added to (or subtracted from) Adjusted Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included in calculating Adjusted Consolidated Net Income.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of Parent and its Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):
(1)    the interest portion of any deferred payment obligations;
(2)    all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;
(3)    the net cash costs associated with Interest Rate Agreements and Indebtedness that is guaranteed or secured by assets of Parent or any of its Restricted Subsidiaries; and
(4)    all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or accrued by Parent and its Restricted Subsidiaries;
provided, that Consolidated Interest Expense shall exclude, to the extent included in interest expense above, (i) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income, (ii) accretion of accrual of discounted liabilities not constituting Indebtedness, (iii) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) any expensing of bridge, commitment or other financing fees (but not revolving loan commitment fees) and (vi) non-cash costs associated with Hedging Obligations or attributable to mark to market valuation of derivative instruments pursuant to GAAP and gains and losses attributable to the settlement, unwinding or termination of Hedging Obligations.
“Convertible Indebtedness” means Indebtedness of Parent or the Partnership permitted to be incurred under the terms of this Indenture that is (i) convertible into Common Stock of Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Common Stock) or (ii) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Common Stock of Parent and/or cash (in an amount determined by reference to the price of such Common Stock).
“Corporate Trust Office” means the office or agency of the Trustee, at which at any particular time its corporate trust business relating to this Indenture shall be principally administered, which office at the date of original execution of this Indenture is located at CTSO Mail Operations, 600 South 4th Street, 7th Floor, Minneapolis, MN 55415 MAC N9300-070, Attention: Corporate Trust Services - Michael Tu/CTR Partnership L.P./CareTrust Capital Corp 3.875% Senior Notes due 2028 Administrator, and with respect to Agent services such office shall also mean the office or agency of the Trustee located at 600 S. 4th Street, 7th Floor, Minneapolis, MN 55479, MAC: N9300-070, Attention: Bondholder Communications, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuers).
“corporation” means any corporation and any association, partnership, limited liability company or business trust.
“Credit Agreement” means the Amended and Restated Credit and Guaranty Agreement, dated February 8, 2019, by and among Parent, the General Partner, the Partnership, certain of its wholly owned subsidiaries, KeyBank National Association and the lenders party thereto, as amended by the First Amendment to the Credit and Guaranty Agreement, dated July 23, 2019, and as may be further amended, restated, modified, renewed, refunded, replaced or refinanced together with the related documents thereto (including any notes, guarantee agreements and security documents).
“Credit Facility” means one or more credit or debt facilities (including any credit or debt facilities or term loans provided under the Credit Agreement), financings, commercial paper facilities, receivables financings, note purchase agreements or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, swingline loans, notes, securities, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including any amendment increasing the amount of Indebtedness Incurred or available to be borrowed thereunder, extending the Maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other lenders or investors).
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“defeasance” means either Legal Defeasance or Covenant Defeasance.
“Depositary” means with respect to Notes issuable or issued in whole or in part in global form, the Person designated as Depositary by the Issuers pursuant to Section 2.6 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder.
“Depository” means The Depository Trust Company, a New York corporation, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
“Depository Custodian” means the Trustee as custodian with respect to the global Notes or any successor entity thereto.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration by an officer of Parent, less the amount of cash and Temporary Cash Investments received in connection with a subsequent sale, redemption, payment or collection of, on or with respect to such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of Parent or Partnership (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of Parent or Partnership, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 9.9(a)(iv)(3).
“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:
(1)    required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;
(2)    redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than in exchange for Capital Stock that is not Disqualified Stock); or
(3)    convertible into or exchangeable for Capital Stock of the type referred to in clause (1) or (2) above or Indebtedness having a scheduled final maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes;
provided, however, that only the portion of Capital Stock which is so redeemable or required to be redeemed prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock specifically provide that such Person will not repurchase or redeem any such stock pursuant to such provisions (x) unless such repurchase or redemption complies with Section 9.9 or (y) prior to any purchase of the Notes as are required to be purchased pursuant to Sections 9.7 and 9.11. Disqualified Stock shall not include (i) Capital Stock which is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be redeemed or repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations, or (ii) Capital Stock issued to any future, present or former employee, director, officer or consultant of Parent or its Subsidiaries (or any direct or indirect parent thereof) which is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, shareholders’ agreement or similar agreement. Disqualified Stock shall not include Common Units.

“Dollars” or “$” or any similar reference shall mean currency of the United States, which at the time shall be legal tender for the payment of public and private debts.
“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia other than any Restricted Subsidiary substantially all the assets of which are “Controlled Foreign Corporations” as defined in Section 957 of the Code.
“Ensign” means The Ensign Group, Inc., a Delaware corporation.
“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of Parent or the Partnership.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Parent and its Subsidiaries in existence on the Closing Date (including guarantees thereof), until such amounts are repaid.
“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy or a value that is fair and otherwise on market terms. For purposes of determining compliance with the provisions of Article 3, any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $30.0 million will be as determined in good faith by the Board of Directors of Parent and otherwise by the principal financial or accounting officer of Parent acting in good faith, each of whose determination will be conclusive.
“Financing Activity” means any of the following: (a) the actual or attempted Incurrence of any Indebtedness or the issuance of any Capital Stock or other securities by Parent or any Restricted Subsidiary of Parent, activities related to any such actual or attempted Incurrence or issuance, or the issuance of commitments in respect thereof, (b) amending or modifying, or redeeming, refinancing, tendering for, refunding, defeasing, discharging, repaying, retiring or otherwise acquiring for value, any Indebtedness prior to the Stated Maturity thereof (including any premium, penalty, commissions or fees) or (c) the termination of any Hedging Obligations or other derivative instruments or any fees paid to enter into any Hedging Obligations or other derivative instruments.
“Fitch” means Fitch Ratings, Inc. and its successors.
“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recently completed four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 9.15 or for which internal financial statements are available.

“Funds From Operations” for any period means the Adjusted Consolidated Net Income of Parent and its Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation and amortization of real property (including furniture and equipment), including below market lease amortization net of above market lease amortization, and other real estate assets and excluding (to the extent such amount was deducted and not added back in calculating such Adjusted Consolidated Net Income (without duplication)):
(1)    gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;
(2)    non-cash asset impairment charges;
(3)    non-cash charges related to redemptions or repurchases of Preferred Stock of Parent;
(4)    one-time direct transaction or restructuring costs incurred in connection with acquisitions or dispositions;
(5)    deferred rental income (loss);
(6)    amortization or write-offs of debt issuance and deferred financing costs; and
(7)    all other non-cash charges, expenses, gains or losses.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in this Indenture, all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP.
“General Partner” has the meaning set forth in the Preamble to this Indenture, and includes any and all successors thereto.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including by way of a pledge of assets, of all or any part of any Indebtedness. The term “guarantee” used as a verb has a corresponding meaning.
“Guarantee” means the guarantee of the Issuers’ obligations under the Notes by the Guarantors under this Indenture.

“Guarantors” means Parent, the General Partner, each Subsidiary Guarantor and any other Person that enters into a Notes Guarantee.
“Hedging Obligations” means obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) Currency Agreements and Interest Rate Agreements, commodity swap agreements, commodity cap agreements, commodity collar agreements or foreign exchange contracts and any other agreements or arrangements designed to hedge or protect such Person against, or transfer or mitigate, fluctuations in interest rates or currency exchange rates and (ii) other hedge or swap or option or put/call agreements entered into as part of or in connection with an issuance of convertible Indebtedness (including, for the avoidance of doubt, Permitted Bond Hedge Transactions and Permitted Warrant Transactions), and, in the case of clause (i), not for speculative purposes.
“Holder” means any registered holder on the books of the Security Registrar, from time to time, of the Notes.
“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.
“Indebtedness” means, with respect to any Person at any date of determination (without duplication):
(1)    all indebtedness of such Person for borrowed money;
(2)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement);
(4)    all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables and obligations to the extent payable through the issuance of Capital Stock;
(5)    all Capitalized Lease Obligations and Attributable Debt;

(6)    all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;
(7)    all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person (excluding Permitted Non-Recourse Guarantees until such time as they become primary obligations of, and payments are due and required to be made thereunder by, such Person or any of its Restricted Subsidiaries); and
(8)    to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Hedging Obligations; provided, however, that in no event will any Permitted Warrant Transaction constitute Indebtedness.
The amount of Indebtedness of any Person at any date, unless otherwise specified above or below, shall be the outstanding balance at such date of all unconditional obligations of the type described above appearing (other than letters of credit and Hedging Obligations) as a liability on a balance sheet of the specified Person prepared in accordance with GAAP and, with respect to obligations under any guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:
(A)    the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;
(B)    Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;
(C)    Indebtedness shall not include any liability required to be recognized as a result of variable interest accounting unless such Person is otherwise legally liable for such liability;
(D)    Indebtedness shall not include any indemnification, earnouts, adjustment or holdback of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(E)    Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations Incurred in the ordinary course of business;

(F)    In the case of clause (4) above, the amount of such Indebtedness shall be the net present value thereof determined in accordance with GAAP; and
(G)    In the case of clause (8) above, the amount of such Indebtedness shall be zero unless and until such Indebtedness shall be terminated, modified or replaced in part, in which case the amount of such Indebtedness shall be the termination, modification or replacement payment then due thereunder by such Person.
(H)    For the avoidance of doubt, it is understood and agreed that (i) any obligations of such Person in respect of cash management or similar agreements and (ii) any obligations of such Person in respect of employee deferred compensation and benefit plans or similar arrangements shall not constitute Indebtedness. For the avoidance of doubt, for purposes of calculating the total amount of Indebtedness or Secured Indebtedness, there shall be excluded any Indebtedness or portion thereof which has been defeased, discharged, repurchased, retired, redeemed, otherwise acquired or repaid (or for which an irrevocable deposit is made in an amount sufficient to effect the foregoing).
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. The term “Indenture” shall also include the terms of any Additional Notes issued pursuant to the terms hereof.
“interest” means, unless the context otherwise requires, with respect to the Notes, interest on the Notes.
“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:
(x)    the aggregate amount of Consolidated EBITDA for the then applicable Four Quarter Period to
(y)    the aggregate Consolidated Interest Expense during such Four Quarter Period.
In making the foregoing calculation,
(1)    pro forma effect (including to the application of proceeds thereof) shall be given to any Indebtedness Incurred, assumed, guaranteed, defeased, discharged, repurchased, retired, redeemed, otherwise acquired or repaid (or for which an irrevocable deposit is made in an amount sufficient to effect the foregoing) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred, assumed, guaranteed, defeased, discharged, repurchased, retired, redeemed, otherwise acquired or repaid (or such an irrevocable deposit made) on the first day of such Reference Period;

(2)    Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
(3)    pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred, assumed, guaranteed, defeased, discharged, repurchased, retired, redeemed, otherwise acquired or repaid (or for which an irrevocable deposit is made in an amount sufficient to effect the foregoing) in connection with any such Asset Acquisitions, Asset Dispositions or Permitted Mortgage Investments, as described in clause (1) above) that occur during such Reference Period as if they had occurred and such proceeds had been applied (and such Indebtedness had been Incurred, assumed, guaranteed, defeased, discharged, repurchased, retired, redeemed, otherwise acquired or repaid (or such an irrevocable deposit made)) on the first day of such Reference Period and after giving effect to expense and cost reductions calculated on a basis (except as described in the next paragraph, including with respect to Pro Forma Cost Savings) consistent with Regulation S-X under the Exchange Act and Pro Forma Cost Savings;
(4)    pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred, assumed, guaranteed, defeased, discharged, repurchased, retired, redeemed, otherwise acquired or repaid (or for which an irrevocable deposit is made in an amount sufficient to effect the foregoing) in connection with any such asset acquisitions or asset dispositions, as described in clause (1) above, (ii) expense and cost reductions and other pro forma adjustments calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that has become (including by redesignation) a Restricted Subsidiary of Parent or has been merged with or into Parent or any of its Restricted Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary of Parent as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;
(5)    any Person that is a Restricted Subsidiary of Parent on the Transaction Date will be deemed to have been a Restricted Subsidiary of Parent at all times during the applicable Reference Period, and any Person that is not a Restricted Subsidiary of Parent on the Transaction Date will be deemed to not have been a Restricted Subsidiary of Parent at any time during the applicable Reference Period;

(6)    the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date;
(7)    Consolidated Interest Expense attributable to interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as Parent may designate;
(8)    Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition; and
(9)    Consolidated Interest Expense attributable to interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a financial or accounting officer of Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;
provided, however, that to the extent that clause (3) or clause (4) of this definition requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operations or line of business, or one or more properties or assets, or attributable to such investment, that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.
“Interest Payment Date” means the date or dates specified for the payment of interest of the Notes as specified in the Note.
“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.
“Issuers” has the meaning set forth in the Preamble to this Indenture.
“Issuers Request” and “Issuers Order” mean, respectively, a written request or order signed in the name of each Issuer by an Officer of each Issuer, and delivered to the Trustee.
“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement but excluding (i) advances to customers, distributors, operators and trade credit in the ordinary course of business that are, in conformity with GAAP, recorded as accounts or rents receivable on the consolidated balance sheet of Parent and its Restricted Subsidiaries and endorsements for collection or deposits arising in the ordinary course of business, and (ii) commission, travel and similar advances to employees, directors, officers, managers and consultants in each case made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:
(1)    the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and
(2)    the fair market value of the Capital Stock (or any other Investment), held by Parent or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary of Parent;
provided, however, that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary of Parent shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 9.9:
(i)    “Investment” shall include the fair market value of the assets (net of liabilities (other than liabilities to Parent or any of its Restricted Subsidiaries)) of any Restricted Subsidiary of Parent at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;
(ii)    the fair market value of the assets (net of liabilities (other than liabilities to Parent or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as (or is merged or consolidated or liquidated into or otherwise becomes (including by redesignation)) a Restricted Subsidiary of Parent shall be considered a reduction in outstanding Investments; and
(iii)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer;
provided further, that the amount of any Investment shall be reduced by the amounts received by Parent and its Restricted Subsidiaries with respect to such Investment, including sale or liquidation proceeds from dispositions of any portion of such Investment (including from sales of Capital Stock, bonds, notes, debentures or other similar instruments) and principal, interest, dividends, distributions, other payments, repayments of loans or advances, other transfers of assets, the satisfaction, release, expiration, discharge, defeasance, repurchase, redemption cancellation or reduction (other than by means of payments by Parent or any of its Restricted Subsidiaries) of Indebtedness or other obligations payable to (or guaranteed by) Parent or any Restricted Subsidiary of Parent.

“Investment Grade Status” means, with respect to the Notes, when the Notes receive at least two of the following ratings (1) a rating of “Baa3” or higher from Moody’s, (2) a rating of “BBB” from Fitch, and (3) a rating of “BBB-” or higher from S&P (or, if any such agency ceases to rate the Notes for reasons outside the control of Parent, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or any successor provision) selected by Parent as a replacement agency), in each case published by the applicable agency.
“last completed fiscal quarter” means the last completed fiscal quarter preceding the applicable date of determination for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 9.15 or for which internal financial statements are available.
“Lien” means any mortgage, pledge, security interest, encumbrance or lien of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) that has not been terminated or released.
“Master Leases” means those certain Master Leases, entered into in connection with the Spin-Off, between the Partnership (and/or any Subsidiaries of the Partnership), acting as landlord or co-landlord, and Subsidiaries of Ensign, as tenants, as they may be amended, restated, replaced or otherwise modified from time to time.
“Maturity” when used with respect to the Notes means the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Cash Proceeds” means:
(1)    with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to Parent or any of its Restricted Subsidiaries) and proceeds from the conversion or sale of other property received when converted to or sold for cash or cash equivalents, net of:
(i)    brokerage commissions, sales commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale;
(ii)    provisions for all taxes actually paid or payable as a result of such Asset Sale by Parent and its Restricted Subsidiaries, taken as a whole, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(iii)    payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;
(iv)    so long as after giving pro forma effect to any such distribution no Default or Event of Default shall have occurred and be continuing, the amount required to be distributed to the holders of Parent’s Capital Stock as a result of such Asset Sale in order to (x) maintain Parent’s status as a real estate investment trust under the Code or (y) avoid any excise tax or any income tax imposed on Parent, including, but not limited to, pro rata dividends or other distributions by the Partnership to minority unitholders as a result of a distribution from the Partnership to Parent for the purpose of funding any such dividend, distribution or other action; and
(v)    amounts reserved by Parent and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and
(2)    with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to Parent or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes actually paid or payable as a result thereof after taking into account any available tax credits or deductions and any tax sharing arrangements.
“Non-U.S. Person” has the meaning assigned to such term in Regulation S.
“Notes” means the Initial Notes and unless otherwise specified, any Additional Notes, in each case issued in accordance with Section 2.4.
“Notes Guarantee” means a guarantee by each Guarantor for payment of the Notes by such Guarantor.
“Offer to Purchase” means an offer to purchase Notes by the Issuers from the Holders commenced by sending a notice to the Trustee and each Holder electronically or by first class mail at its registered address or otherwise in accordance with the procedures of the Depository stating:

(1)    the covenant pursuant to which the offer is being made and that, subject to the satisfaction or waiver of any conditions to such offer, all Notes validly tendered and not withdrawn will be accepted for payment on a pro rata basis or otherwise as provided in the applicable covenant;
(2)    the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or given) (the “Payment Date”);
(3)    that any Note not tendered will continue to accrue interest pursuant to its terms;
(4)    that, unless the Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(5)    that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice or otherwise in accordance with the Depository’s applicable procedures prior to the close of business on the Business Day immediately preceding the Payment Date;
(6)    subject to the terms of such offer, that Holders will be entitled to withdraw their election by using the ATOP System in accordance with the Depository’s applicable procedures or if the Paying Agent receives, not later than the expiration date of the offer, facsimile transmission or letter or instruction to the Depository, as applicable, setting forth the name of such Holder, the principal amount of Notes delivered for purchase and, if applicable, a statement that such Holder is withdrawing its election to have such Notes purchased;
(7)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof; and
(8)    if applicable and to the extent not prohibited by this Indenture, that such offer may be subject to satisfaction of one or more conditions precedent; provided that in such case, the offer shall describe each such condition or conditions, and if applicable, shall state that, in the Issuers’ discretion, the Payment Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in the Issuers’ sole discretion), or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in the Issuers’ sole discretion) by the stated expiration date, or by the expiration date as so delayed.

On the Payment Date, subject to the terms and conditions of the offer, the Issuers shall:
(i)    accept for payment on a pro rata basis (or otherwise as provided in the applicable covenant) Notes or portions thereof validly tendered and not withdrawn pursuant to an Offer to Purchase;
(ii)    no later than 11:00 a.m. New York City time, deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and
(iii)    promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuers.
The Paying Agent shall promptly wire to the Holders so accepted (or otherwise in accordance with the Depository’s procedures) payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and give to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered (except that in the case of Notes held in book entry form, the Trustee shall hold such global notes as custodian for the Depository); provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Issuers will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Notes pursuant to an Offer to Purchase.
“Offering Memorandum” means the Final Offering Memorandum, dated June 3, 2021, pursuant to which the Notes issued on the Closing Date were offered to investors.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Chief Accounting Officer, the Controller, the Assistant Controller, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Issuers, by one Officer of Parent or the Issuers.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, Parent, the Issuers, a Guarantor or the Trustee.
“Outstanding” or “outstanding,” when used with respect to the Notes, shall be construed consistent with Sections 2.13 and 2.14.
“Parent” has the meaning set forth in the Preamble to this Indenture, and includes any and all successors thereto.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with the Notes or the Notes Guarantee thereof by such Guarantor, as applicable. For purposes of determining whether Indebtedness ranks pari passu in right of payment with other Indebtedness, there shall not be taken into account collateral securing any such Indebtedness, structural subordination, lien subordination or provisions that apply proceeds or amounts received by the borrower, obligor or issuer following a default or exercise of remedies in a certain order of priority.
“Partnership” has the meaning set forth in the Preamble to this Indenture, and includes any and all successors thereto.
“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, as in effect as of the Closing Date, as such agreement may be amended, restated, replaced or otherwise modified from time to time.
“Paying Agent” means any Person authorized by the Issuers to pay the principal of (and premium, if any) or interest on the Notes on behalf of the Issuers.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Common Stock of Parent or the Partnership purchased by Parent or the Partnership in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Parent or the Partnership from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Parent or the Partnership from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which Parent and its Restricted Subsidiaries are engaged or propose to be engaged in (as described in the Offering Memorandum via incorporation by reference or otherwise) upon or following the Closing Date, any business activity related to properties customarily constituting assets of a REIT engaged in the healthcare or senior housing industry, including through the ownership, operation, development, acquisition, financing and leasing of healthcare facilities, including skilled nursing home centers, hospitals, assisted living facilities, independent living facilities, medical office buildings, life sciences, long-term acute care, senior living or rehabilitation facilities, or any business or assets reasonably related, ancillary, incidental or complementary thereto, or reasonable expansions or extensions thereof.
“Permitted Investment” means:
(1)    an Investment in (a) Parent or any of its Restricted Subsidiaries or (b) a Person that will, upon the making of such Investment, become (including by redesignation) a Restricted Subsidiary of Parent or be merged or consolidated with or into, or liquidated or wound-up into or transfer or convey all or substantially all its assets to, Parent or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person, provided that such Investment held by such Person was not acquired by such Person in contemplation of such Person so becoming a Restricted Subsidiary of Parent;
(2)    Investments in cash and Temporary Cash Investments;
(3)    Investments made by Parent or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 9.11 or from any other disposition or transfer of assets not constituting an Asset Sale;
(4)    Investments represented by guarantees that are otherwise permitted under this Indenture;
(5)    payroll, travel, moving, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;
(6)    Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business, and receivables created or acquired in the ordinary course of business;
(7)    any Investment acquired solely in exchange for Capital Stock (other than Disqualified Stock) of Parent or the Partnership, which Parent or the Partnership did not receive in exchange for a cash payment, Indebtedness or Disqualified Stock, but excluding any new cash Investments made thereafter;
(8)    any Investment existing on the Closing Date and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as otherwise permitted by this Indenture, or as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment, or commitment, as in effect on the Closing Date;
(9)    Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause and all Indebtedness then outstanding pursuant to Section 9.8(d)(xv), not to exceed the greater of (x) $100.0 million and (y) 5.0% of Parent’s Adjusted Total Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Closing Date, including as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Adjusted Consolidated Net Income), and as otherwise calculated in the definition of “Investment”; not to exceed the amount of Investments in such Person made after the Closing Date in reliance on this clause);
(10)    obligations under Hedging Obligations otherwise permitted under this Indenture;

(11)    Permitted Mortgage Investments;
(12)    any transaction which constitutes an Investment to the extent permitted and made in accordance with Section 9.12(b) (except transactions pursuant to Sections 9.12(b)(i), (v), (ix) and (x));
(13)    any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers’ compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;
(14)    pledges or deposits by a Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(15)    any Investment acquired by Parent or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts or rents receivable held by Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts or rents receivable or (b) as a result of a foreclosure by Parent or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(16)    any Investment consisting of a loan or advance to officers, directors or employees of Parent or any of its Restricted Subsidiaries (a) in connection with the purchase by such Persons of Capital Stock of Parent or (b) made in the ordinary course of business not to exceed $3.5 million at any one time outstanding;
(17)    any Investment made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expenses recognized by Parent and any of its Restricted Subsidiaries in connection with such plans;
(18)    entering into Permitted Non-Recourse Guarantees (it being understood that any payments or other transfers made pursuant to such Permitted Non-Recourse Guarantees will not be permitted by this clause (18));
(19)    additional Investments not to exceed the greater of (x) $100.0 million and (y) 5.0% of Parent’s Adjusted Total Assets at any time outstanding;
(20)    Investments in tenants and property managers (a) in an aggregate amount not to exceed the greater of (x) $40.0 million and (y) 3.0% of Parent’s Adjusted Total Assets at any time outstanding or (b) constituting advances to fund the alteration, improvement, exchange, replacement, modification or expansion of leased improvements or fixtures; and
(21)    any purchase of Indebtedness under the Notes or the Credit Facilities, in each case, including the guarantees related thereto.
“Permitted Mortgage Indebtedness” means Indebtedness secured by real property owned or ground leased by a Restricted Subsidiary (and personal property or intangibles of such Restricted Subsidiary, as applicable) and the terms of such Indebtedness prohibit such Restricted Subsidiary from providing or remaining obligated under a Notes Guarantee.
“Permitted Mortgage Investment” means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a healthcare facility, including skilled nursing home center, hospital, assisted living facility, independent living facility, medical office building, life sciences, long-term acute care, senior living or rehabilitation facility or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.
“Permitted Non-Recourse Guarantees” means customary indemnities or guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business by the Issuers or any of their Restricted Subsidiaries in financing transactions that are directly or indirectly secured by real property or other real property-related assets (including Capital Stock) of a joint venture, operator or Unrestricted Subsidiary and that may be full recourse or non-recourse to the joint venture, operator or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to the Issuers or any of their Restricted Subsidiaries; provided that Permitted Non-Recourse Guarantees shall not lose their character as such because there is recourse to the Issuers or any of their Restricted Subsidiaries for or in respect of (a) indemnities and limited contingent guarantees as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics’ liens), (b) a voluntary bankruptcy filing (or similar filing or action) or involuntary bankruptcy filings by such borrower, and other events, actions and circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements or guarantees in non-recourse financings of real estate or (c) performance and completion guarantees.
“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, (plus all accrued interest thereon and any premiums owed, including the amount of any reasonably determined premium necessary to accomplish such refinancing, and costs, fees and expenses incurred in connection therewith);
(2)    such Permitted Refinancing Indebtedness has:
(a)    a final maturity date later than the final maturity date of the Indebtedness being refinanced or, if earlier, the maturity date of the Notes, and
(b)    an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or, if less, the Average Life of the Notes;
(3)    if the Indebtedness being refinanced is contractually subordinated in right of payment to the Notes or any Notes Guarantee, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes or such Notes Guarantee on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;
(4)    if the Indebtedness being refinanced is Pari Passu Indebtedness, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Notes Guarantee; and
(5)    such Indebtedness is Incurred (a) by an Issuer or a Guarantor, (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being refinanced or (c) if the obligor on such Indebtedness is not a Subsidiary Guarantor, by another Restricted Subsidiary that is not a Subsidiary Guarantor.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Common Stock of Parent sold by Parent or the Partnership substantially concurrently with any purchase by Parent of a related Permitted Bond Hedge Transaction.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Place of Payment” when used with respect to the Notes means the place or places where, subject to the provisions of Section 9.2, the principal of (and premium, if any) and interest on the Notes are payable as specified as provided pursuant to Section 2.1.
“Predecessor Notes” of any Notes means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Notes authenticated and delivered under Section 2.7 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Note shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Note.
“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including all series and classes of such preferred or preference stock.
“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred or have been realized during such period or are reasonably anticipated to be realized in good faith within twelve (12) months of the date of the applicable event, as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the principal financial or accounting officer of Parent.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Quotation Agent” means the Reference Treasury Dealer selected by the Issuers.
“Rating Agencies” means (a) Moody’s, Fitch or S&P, or (b) if Moody’s, Fitch or S&P or each of them shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies (each, a “Substitute Rating Agency”), as the case may be, that may be selected by the Issuers (as certified by a resolution of the Issuers’ Board of Directors) which shall be substituted for Moody’s, S&P or Fitch, or each of them, as the case may be.
“Rating Category” means (a) with respect to Fitch or S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P, Moody’s or Fitch used by any Substitute Rating Agency that may be selected by the Issuers in accordance with clause (b) of the definition of Rating Agencies. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and – for S&P and Fitch; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by the Issuers) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by the Issuers to effect a Change of Control.
“Rating Decline” with respect to the Notes shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended in respect of a Rating Agency so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any such Rating Agency with respect to a Rating Category), the rating of the Notes shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the Notes on the Rating Date by (i) one Rating Agency if the Notes are rated by less than two Rating Agencies, (ii) both Rating Agencies if the Notes are rated by two Rating Agencies or (iii) at least a majority of such Rating Agencies if the Notes are rated by three or more Rating Agencies; provided, that a Rating Decline otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating of the Notes do not announce or publicly confirm or inform the trustee in writing at its request that the reduction in the rating of the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Decline).
“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Restricted Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.
“Real Estate Revenues” means, with respect to any Real Estate Asset of Parent and its Restricted Subsidiaries owned as of the Spin-Off Effective Date, the rental revenues generated by such Real Estate Assets during the most recently completed four fiscal quarters preceding the applicable determination date.
“Record Date” means the applicable Record Date specified in the Notes.
“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.
“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.
“Reference Treasury Dealer” means a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”) selected by KeyBanc Capital Markets Inc. or its successor; provided, however, that if the foregoing shall cease to be available to select a Primary Treasury Dealer, Parent will select in lieu of such firm another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.
“refinance” means refinance, renew, replace, defease, discharge, extend or refund, and “refinancing” or “refinanced” has a similar meaning.
“Regulation S” means Regulation S under the Securities Act.
“Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business or (3) a majority of the Voting Stock of any Person or if such Person is a partnership, limited liability company, association, joint venture or other entity, a majority of the equity interests in such Person, in each case, engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary of such Person (including by merger, consolidation, acquisition of assets or redesignation).
“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including president, any vice president (whether or not designated by a number or a word or words added before or after the title “vice president”), any assistant treasurer, any senior trust officer or trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who in each case shall have direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
“Restricted Subsidiary” means, with respect to a Person, any Subsidiary of such Person other than an Unrestricted Subsidiary. Unless the context otherwise requires or it is otherwise stated, any reference herein to a “Restricted Subsidiary” shall be to a Restricted Subsidiary of the Partnership. For the avoidance of doubt, the Issuers are considered Restricted Subsidiaries of Parent for purposes of this Indenture; provided that references to Restricted Subsidiaries that are not Subsidiary Guarantors shall not include the Issuers.
“Rule 144A” means Rule 144A under the Securities Act.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Parent or any

Restricted Subsidiary of Parent of any property, whether owned by Parent or any such Restricted Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by Parent or any such Restricted Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness, to the extent secured by a Lien upon the property of Parent or any of its Restricted Subsidiaries.
“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.6.
“Significant Subsidiary,” with respect to Parent, means any Restricted Subsidiary of Parent that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.
“Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 2.8.
“Spin-Off” means the distribution by Ensign to the holders of Ensign’s Common Stock on a pro rata basis all of the outstanding shares of Parent’s Common Stock, together with an additional cash distribution on June 1, 2014.
“Spin-Off Effective Date” means the effective date of the Spin-Off, which for purposes hereof was June 1, 2014.
“Stated Maturity” means:
(1)    with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and
(2)    with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable, provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“subordinated” and “subordinate” when used with respect to Indebtedness relative to other Indebtedness means that such first Indebtedness is subordinate or junior in right of payment to such other Indebtedness. Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination or with different collateral or as a result of provisions that apply proceeds or amounts received by the borrower, obligor or issuer following a default or exercise of remedies in a certain order of priority.
“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more other Subsidiaries of such Person has more than a 50% equity interest at the time, and in each of clauses (i) and (ii) which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.
“Subsidiary Guarantee” means a Notes Guarantee by a Subsidiary Guarantor.
“Subsidiary Guarantors” means (i) each Restricted Subsidiary of the Issuers on the Closing Date that also guarantees obligations under the Credit Agreement and (ii) each other Person that is required to become a Guarantor by the terms of this Indenture after the Closing Date, in each case, until such Person is released from its Subsidiary Guarantee.
“Temporary Cash Investment” means any of the following:
(1)    United States dollars;
(2)    direct obligations of the United States of America or any agency, subdivision or instrumentality thereof or obligations fully and unconditionally guaranteed or insured by the United States of America or any agency, subdivision or instrumentality thereof;
(3)    time deposit accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state or jurisdiction thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-l(c)(2)(vi)(F) under the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor (in each case, determined at the time of acquisition thereof);
(4)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5)    commercial paper, maturing not more than one year after the date of acquisition, issued by a Person (other than an Affiliate of Parent) organized and in existence under the laws of the United States of America or any state or jurisdiction thereof with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or if neither S&P nor Moody’s shall be rating such commercial paper, a similar equivalent rating or higher by another nationally recognized statistical rating organization (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or any successor provision))) (in each case, determined at the time of acquisition thereof);
(6)    securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated with at least an investment grade rating by S&P or Moody’s (or if neither S&P nor Moody’s shall be rating such commercial paper, a similar equivalent rating or higher by another nationally recognized statistical rating organization (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or any successor provision))) (in each case, determined at the time of acquisition thereof);
(7)    commercial paper, maturing not more than 90 days after the date of acquisition, issued by any Person incorporated in the United States with a rating at the time as of which any investment therein is made of “A-2” (or higher) according to S&P or “P-2” (or higher) according to Moody’s (or if neither S&P nor Moody’s shall be rating such commercial paper, a similar equivalent rating or higher by another nationally recognized statistical rating organization (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or any successor provision))); and
(8)    mutual funds investing primarily in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (7) of this definition.
“Total Assets” means, for any Person as of any date of determination, the sum of: (i) in the case of any Real Estate Assets that were owned by such Person or any of its Restricted Subsidiaries as of the Spin-Off Effective Date, the Real Estate Revenues for such Real Estate Assets, divided by 0.0900, plus (ii) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after the Spin-Off Effective Date that are then owned by such Person or any of its Restricted Subsidiaries, plus (iii) the book value of all assets (excluding Real Estate Assets and intangibles) of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as of the end of the most recently completed fiscal quarter for which internal financial statements are available.
“Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Restricted Subsidiaries as of such date, to the extent they do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
“Transaction Date” means, with respect to the Incurrence of any Indebtedness by Parent or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.
“Transactions” means, collectively, (a) the issuance of the Notes and the use of proceeds therefrom as described in the Offering Memorandum, including the repurchase, redemption or other retirement of the 5.25% Senior Notes due 2025 issued by the Issuers, (b) any other transactions defined as “Transactions” in the Offering Memorandum and (c) the payment of fees and expenses in connection with the foregoing.
“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the Closing Date.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to the Notes pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then the Trustee hereunder.
“UCC” means the Uniform Commercial Code.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Parent in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
Except during a Suspension Period, the Board of Directors of Parent may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Parent or any of its Restricted Subsidiaries; provided, however, that:
(i)    any guarantee by Parent or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by Parent or such Restricted Subsidiary (or all, if applicable) at the time of such designation;
(ii)    either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 9.9; and

(iii)    if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (i) of this proviso would be permitted under Section 9.8 and Section 9.9.
The Board of Directors of Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:
(x)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and
(y)    all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.
Any such designation by the Board of Directors of Parent shall be evidenced to the Trustee by delivering to the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
“Unsecured Indebtedness” means any Indebtedness of Parent or any of its Restricted Subsidiaries that is not Secured Indebtedness.
“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.
“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.
“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.2    Other Definitions.

Term	Defined in Section
“Accelerated Debt”	4.1(e)(1)
“Authentication Order”	3.3
“Capital Transaction”	1.1
“Covenant Defeasance”	12.1
“Defaulted Interest”	2.8
“Event of Default”	4.1
“Excess Proceeds”	10.11(c)
“Global Note”	2.1
“Guaranteed Indebtedness”	9.14(a)
“Initial Notes”	2.4
“Legal Defeasance”	12.1
“Participant”	2.15(a)(ii)
“Payment Default Debt”	4.1(e)(ii)
“Permitted Indebtedness”	9.8(d)
“Reference Period”	1.1
“Regulation S Global Notes”	2.1
“Refunding Capital Stock”	9.9(c)(iii)
“Restricted Payments”	9.9(c)(iv)
“Reversion Date”	9.16
“Rule 144A Global Notes”	2.1
“Signature Law”	1.19
“Strategic Transaction”	1.1
“Suspended Covenant”	9.16
“Suspension Period”	9.16

Section 1.3    [Reserved].
Section 1.4    Rules of Construction.
Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and words in the plural include the singular;

(e)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(f)    the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;
(g)    unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(h)    secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;
(i)    the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(j)    the amount of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock;
(k)    all references to the date the Notes were originally issued shall refer to the Closing Date, except as otherwise specified; and
(l)    references to the Issuers mean either the Issuers or the applicable Issuer, as the context requires, and references to an Issuer mean either such Issuer or the Issuers, as the context requires.
Section 1.5    No Incorporation by Reference of Trust Indenture Act.
This Indenture is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the Trust Indenture Act are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.
Section 1.6    Notices.
Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Issuers, Parent or any Guarantor:

CareTrust REIT, Inc.
905 Calle Amanecer, Suite 300
San Clemente, California 92673
Attention: William Wagner
Fax no.: (949) 540-3002
(with such fax to be confirmed by telephone to (949) 542-3133)
E-mail: wwagner@caretrustreit.com
with a copy to:
O’Melveny & Myers LLP
610 Newport Center Drive, Suite 1700,
Newport Beach, CA 92660,
Attention: Shelly Heyduk and John Paul Motley
Fax no.: (949) 823-6994
(with such fax to be confirmed by telephone to (949) 823-7968)
Email: sheyduk@omm.com and jpmotley@omm.com
if to the Trustee, to the Corporate Trust Office:

Wells Fargo Bank, National Association
CTSO Mail Operations
600 South 4th Street, 7th Floor
MAC: N9300-070
Minneapolis, MN 55415
Attention: Corporate Trust Services – Michael Tu/CTR Partnership/CareTrust Capital Corp 3.875% Senior Notes due 2028 Administrator
E-mail: michael.q.tu@wellsfargo.com

Each of the Issuers, Parent, Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers, Parent, Guarantors and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.
Any notice or communication mailed to a Holder shall be mailed by first class mail, or in the case of Notes held in book entry form, by electronic transmission, or other equivalent means at such Holder’s address as it appears on the registration books of the Security Registrar or otherwise in accordance with the procedures of the Depository and shall be sufficiently given if so mailed or given within the time prescribed.
Failure to mail or give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or given in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 1.7    [Reserved].
Section 1.8    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:
(a)    an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 1.9    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 9.5, shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d)    a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 1.10    Acts of Holders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Issuers and any agent of the Trustee or the Issuers, if made in the manner provided in this Section.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.
(c)    The ownership of Notes and the principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.
(d)    If the Issuers shall solicit from the Holders of any Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by Board Resolution, fix in advance a record date for the determination of Holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Notes of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
(e)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Issuers, the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.
Section 1.11    Rules by Paying Agent or Security Registrar.
The Paying Agent or Security Registrar may make reasonable rules and set reasonable requirements for their functions.
Section 1.12    Legal Holidays.
If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date.
Section 1.13    Governing Law; Waiver of Jury Trial.
This Indenture, the Notes and the Notes Guarantees will be governed by and construed in accordance with the laws of the State of New York. Each of the Issuers, the Guarantors, the Holders and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, the Notes Guarantees or the transaction contemplated hereby. Each of the Issuers and any Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court sitting in the Borough of Manhattan in the city of New York or any federal court sitting in the borough of Manhattan in the city of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Notes and the Notes Guarantees, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, non-exclusive jurisdiction of the aforesaid courts.
Section 1.14    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 1.15    No Recourse Against Others.
No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Parent, the Issuers or the Guarantors in this Indenture, or in any of the Notes or Notes Guarantees or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, stockholder, member, manager, partner, officer, director, employee or controlling person of Parent, the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

Section 1.16    Successors.
All agreements of the Issuers and the Guarantors in this Indenture, the Notes and the Notes Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
Section 1.17    Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 1.18    Benefits of Indenture.
Nothing in this Indenture or in the Notes or in any Notes Guarantee, express or implied, shall give to any Person, other than the parties hereto, any Agent, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 1.19    Duplicate Originals.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Indenture or any document delivered in connection with this Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture or any document delivered in connection with this Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 1.20    Severability.
To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Notes Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
Section 1.21    U.S.A. Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act, including, but not limited to, each party’s name, physical address, tax identification number and other information reasonably requested by the Trustee that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.
Section 1.22    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, any acts or provisions of any present or future laws or regulations or governmental authorities, strikes, labor disputes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, diseases, epidemics or pandemics, quarantines, national emergencies and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failures, malware or ransomware or unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer system or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 1.23    Tax Withholding and Reporting.
Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax. In connection with any proposed exchange of a certificated Note for a Note in global form, the Issuers or the Depository shall use commercially reasonable efforts to provide or cause to be provided to the Trustee any information in the Issuer’s or Depository’s possession in the ordinary course of business that is reasonably necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.”
ARTICLE 2

THE NOTES
Section 2.1    Form and Dating.
The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes and the Additional Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the forms set forth, or referenced, in this Article 2 and Exhibit A annexed hereto, which is hereby incorporated in an expressly made a part of this Indenture. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, in each case, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Notes”) and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global notes in fully registered form (collectively, the “Regulation S Global Notes”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.
Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
The Rule 144A Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository and the Notes Custodian as hereinafter provided.
The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall be dated the date of its authentication.

Section 2.2    Form of Trustee’s Certificate of Authentication.
The Notes will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:
This is one of the Notes referred to in the within-mentioned Indenture.
Wells Fargo Bank, National Association,
as Trustee

By: ______________________________
    Authorized Signatory
Dated: ____________________________

Section 2.3    Denominations.
The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Section 2.4    Execution and Authentication; Additional Notes.
One Officer of each of the Issuers (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for each Issuer by manual, facsimile or .pdf attachment. One Officer of each Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes Guarantee for such Guarantor by manual, facsimile or .pdf attachment.
If an Officer whose signature is on a Note or Notes Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
A Note (and the Notes Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall authenticate and deliver (i) on the Closing Date, Notes for original issue in the aggregate principal amount not to exceed $400,000,000 (the “Initial Notes”) and (ii) Additional Notes from time to time after the Closing Date for original issue in aggregate principal amounts specified by the Issuers (so long as not otherwise prohibited by the terms of this Indenture, including Section 9.8), in each case upon a written order of the Issuers in the form of a certificate of an Officer of each Issuer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such Authentication Order from the Issuers shall be accompanied by an Opinion of Counsel of the Issuers stating that:
•the form and terms of such Notes have been established in conformity with the provisions of this Indenture;
•that all conditions precedent set forth in this Indenture to the authentication and delivery of such Notes have been complied with and that such Notes, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and
•as to such other matters as the Trustee may reasonably request.
All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together as one class on all matters with respect to the Notes; provided further that if the Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. The Additional Notes shall bear any legend required by applicable law.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.
Section 2.5    Temporary Notes.
Pending the preparation of definitive Notes, the Issuers may execute and deliver to the Trustee, and upon Issuers Order the Trustee shall authenticate and deliver, in the manner provided in Section 2.4, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form without coupons and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Issuers executing such Notes may determine, as evidenced by their execution of such Notes. Such temporary Notes may be in global form, representing all of the Outstanding Notes of such series and tenor.

Except in the case of temporary Notes in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable upon request for definitive Notes containing identical terms and provisions upon surrender of the temporary Notes at an office or agency of the Issuers maintained for such purpose pursuant to Section 9.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations of the same series containing identical terms and provisions. Unless otherwise specified as contemplated by Section 2.1 with respect to a temporary Note in global form, until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.
Section 2.6    Transfer and Exchange.
The Issuers shall cause to be kept, at an office or agency of the Issuers maintained pursuant to Section 9.2, a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of the Notes and of transfers of the Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of transfers and exchanges of Notes as herein provided; provided, that the Issuers may, from time to time, designate (or change any designation of) any other Person or Persons to act as Security Registrar or co-Security Registrars with respect to the Notes, with written notice to the Trustee and as provided in Section 1.6 to the Holders. At all reasonable times the Security Register shall be open for inspection by the Issuers. In the event that the Trustee shall not be the Security Registrar, it shall have the right to examine the Security Register at all reasonable times.
Subject to Section 2.15, upon surrender for registration of transfer of any Note at any office or agency of the Issuers maintained for that series pursuant to Section 9.2, the Issuers shall execute, and the Trustee, at the direction of the Issuers pursuant to an Issuers Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series of an authorized denomination, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.
Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Notes represented thereby, in definitive form, a Note in global form representing all or a portion of the Notes may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary. In connection with any proposed exchange of a certificated Note for a Note in global form, the Issuers or the Depositary shall use commercially reasonable efforts to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
At the option of the Holder, Notes may be exchanged for other Notes containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency of the Issuers maintained for that series pursuant to Section 9.2. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee, at the direction of the Issuers, shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.
If at any time the Depositary for the Notes notifies the Issuers that it is unwilling or unable to continue as Depositary for the Notes, the Issuers, by Issuers Order, shall appoint a successor Depositary with respect to the Notes. If a successor Depositary for the Notes is not appointed by the Issuers within 90 days after the Issuers receive such notice or become aware of such ineligibility, the Issuers’ election pursuant to Section 2.1 shall no longer be effective with respect to the Notes and the Issuers will execute, and the Trustee, upon receipt of an Issuers Order for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive form in an aggregate principal amount and of like terms and tenor equal to the principal amount of the Notes in global form in exchange for such Notes in global form.
The Issuers may at any time and in their sole discretion determine that individual Notes issued in global form shall no longer be represented by Notes in global form. In such event the Issuers will execute, and the Trustee, upon receipt of an Issuers Order for the authentication and delivery of individual definitive Notes and of the same terms and tenor, will authenticate and deliver individual Notes in definitive form in authorized denominations and in an aggregate principal amount equal to the principal amount of the Notes in global form representing such Notes.
The Depositary may surrender a Note in global form for Notes in whole or in part for individual Notes in definitive form and of like terms and tenor on such terms as are acceptable to the Issuers, the Trustee and such Depositary. Thereupon, the Issuers shall execute, and the Trustee upon receipt of an Issuers Order for the authentication and delivery of individual definitive Notes, shall authenticate and deliver, without service charge:
(a)    to the Depositary or to each Person specified by such Depositary a new individual Notes of the same tenor, of authorized denominations, in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Note in global form; and
(b)    to such Depositary a new Note in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Note in global form and the aggregate principal amount of the individual Note delivered to Holders thereof.
In any exchange provided for in any of the preceding three paragraphs, the Issuers will execute and the Trustee pursuant to an Issuers Order will authenticate and deliver individual Notes in definitive registered form in authorized denominations.

Upon the exchange of Notes in global form for Notes in definitive form, at the direction of the Issuers, such Notes in global form shall be cancelled by the Trustee. Notes issued in exchange for Notes in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Note in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Notes to the persons in whose names such Notes are so registered or to the Depositary.
Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee, at the direction of the Issuers, shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Issuers or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and such Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.5, 8.5 or 10.7 not involving any transfer.
Without the prior written consent of the Issuers, the Security Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article 10, except the unredeemed portion of any Note being redeemed in part and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.
Section 2.7    Mutilated, Destroyed, Lost and Stolen Notes.
If any mutilated Note is surrendered to the Trustee, the Issuers shall execute and the Trustee, at the direction of the Issuers pursuant to an Issuers Order, shall authenticate and deliver in exchange therefore a new Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Issuers and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such destroyed, lost or stolen Note, a new Note containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any all other Notes duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.8    Payment of Interest; Interest Rights Preserved.
Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered as of the close of business on the Record Date for such interest.
Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for such Note (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (a) or (b) below:
(a)    The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes affected (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the names and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of such Notes at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)    The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.
Interest on Notes may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer or other electronic means.
Subject to the foregoing provisions of this Section and Section 2.6, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.9    Persons Deemed Owners.
Prior to due presentment of a Note for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 2.6 and 2.8) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuers or Guarantors, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.
None of the Issuers, the Guarantors, the Trustee, any Authenticating Agent, any Paying Agent, the Security Registrar or any co-Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 2.10    Cancellation.
All Notes surrendered for payment, redemption, repayment, or registration of transfer or exchange, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee, and any such Notes surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Issuers and the Guarantors may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers or the Guarantors may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee at the direction of the Issuers. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be cancelled by it in its customary manner and it shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition.
Section 2.11    Computation of Interest; Calculations.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
The Issuers shall be responsible for making calculations called for under the Notes, including but not limited to determination of Redemption Price, premium, if any, and any other amounts payable on the Notes. The Issuers will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuers will provide a schedule of their calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuers’ calculations without independent verification. The Trustee shall forward the Issuers’ calculations to any Holder upon the written request of such Holder.
Section 2.12    CUSIP Numbers.
The Issuers in issuing Notes may use “CUSIP” and “ISIN” numbers and, if so, the Trustee shall use such numbers in notices as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” and “ISIN” numbers.
Section 2.13    Outstanding Notes.
Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.13 as not outstanding. A Note does not cease to be outstanding because the Issuers, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.14).

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.
If the principal amount of any Note is considered paid under Section 9.1, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds by 11:00 a.m. New York City time U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
Section 2.14    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuers or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.
Section 2.15    Special Transfer and Exchange Provisions.
(a)    Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:
(i)    the Security Registrar shall register the transfer of any Notes, whether or not such Note bears any legend set forth in Exhibit A, if such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
(ii)    if the proposed transferee is a member of, or participate in, the Depository (“Participant”) and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Rule 144A Global Note, upon receipt by the Registrar of the Note and written instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and
(iii)    if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Note, upon receipt by the Registrar of written instructions attached hereto as Exhibit C and given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.
(b)    Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:
(i)    the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Issuers may reasonably request; and
(ii)    (a) if the proposed transferor is a Participant holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or cancel the Notes to be transferred and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note or the Physical Notes, as the case may be, to be transferred.
(c)    Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any securities laws or restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Each Holder agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
ARTICLE 3

SATISFACTION AND DISCHARGE
Section 3.1    Termination of the Issuers’ Obligations.
This Indenture and all the Notes and the obligations of the Guarantors under the Notes Guarantees and this Indenture will be discharged and will cease to be of further effect, except as set forth in the paragraph following clause (c) of this Section 3.1, when:
(a)    Either:
(i)    all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or
(ii)    all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of Maturity or redemption, as the case may be, together with irrevocable written instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at Maturity or redemption, as the case may be, provided that, with respect to any redemption pursuant to Section 5 or Section 6 of the Notes that requires the payment of the Applicable Premium, the Redemption Price deposited shall be sufficient for purposes of this Indenture to the extent that the Redemption Price so deposited with the Trustee is calculated using an amount equal to the Applicable Premium computed using the Adjusted Treasury Rate as of the third Business Day preceding the date of such deposit with the Trustee;
(b)    the Issuers have paid all other sums then due and payable under this Indenture by Parent or the Issuers; and

(c)    the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
In the case of clause (a)(ii) of this Section 3.1, and subject to the next sentence and notwithstanding the foregoing paragraph, the obligations in Sections 2.6, 2.7, 2.13, 2.15, 5.7, 6.2, 12.4 and 12.5 and this Article 3 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.13. After the Notes are no longer outstanding, the Issuers’ obligations in Sections 5.7, 12.4 and 12.5 shall survive.
After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture and the obligations of the Guarantors under the Notes Guarantees and the Indenture, except for those surviving obligations specified above.
The provisions of Sections 12.3, 12.4 and 12.5 shall apply to any money, U.S. Legal Tender or U.S. Government Obligations or other funds deposited with the Trustee pursuant to this Article 3.
ARTICLE 4

REMEDIES
Section 4.1    Events of Default.
Each of the following is an “Event of Default” under this Indenture:
(a)    default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;
(b)    default in the payment of interest on any Note when due and payable, and such default continues for a period of 30 days;
(c)    default in the performance or breach of the provisions of Section 13.1 or the failure by the Issuers to make or consummate an Offer to Purchase in accordance with Section 9.7 or Section 9.11;
(d)    Parent defaults in the performance of or breaches any other covenant or agreement of Parent in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;
(e)    there occurs with respect to any issue or issues of Indebtedness of Parent or any Significant Subsidiary of Parent,

(i)    an event of default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration (the “Accelerated Debt”) and/or
(ii)    the failure to make a principal payment at the final (but not any interim) fixed maturity of such Indebtedness and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default (the “Payment Default Debt”); and
(iii)    in each case, the aggregate principal amount of such Accelerated Debt and Payment Default Debt exceeds $50.0 million;
(f)    any final and non-appealable judgment or order (not covered by insurance) for the payment of money shall be rendered against Parent or any Significant Subsidiary and shall not be paid or discharged for a period of 60 consecutive days following entry of such final judgment or order and during such 60-day period a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, and the aggregate amount for such unpaid or undischarged final judgments shall exceed $50.0 million;
(g)    a court of competent jurisdiction enters a decree or order for:
(i)    relief in respect of Parent or any Significant Subsidiary of Parent in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,
(ii)    appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent or any Significant Subsidiary of Parent or for all or substantially all of the property and assets of Parent or any Significant Subsidiary of Parent, or
(iii)    the winding up or liquidation of the affairs of Parent or any Significant Subsidiary of Parent and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
(h)    Parent or any Significant Subsidiary of Parent:
(i)    commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,
(ii)    consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent or such Significant Subsidiary or for all or substantially all of the property and assets of Parent or such Significant Subsidiary or
(iii)    effects any general assignment for the benefit of its creditors.

Section 4.2    Acceleration.
If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 4.1 that occurs with respect to Parent or the Issuers) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 4.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to clause (e) of Section 4.1 shall be remedied or cured by Parent or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
If an Event of Default specified in clause (g) or (h) of Section 4.1 occurs with respect to Parent or the Issuers, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) by written notice to the Issuers and to the Trustee, may waive all past defaults (other than a payment default as described under Section 8.2(b)(vi) and rescind and annul a declaration of acceleration and its consequences if:
(x)    all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and
(y)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 4.3    Other Remedies.
If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
Section 4.4    Waiver of Past Defaults.
Subject to Sections 2.14, 4.7 and 8.2, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by written notice to the Trustee may waive an existing Default and its consequences, other than a payment default as described under Section 4.1(a) or (b). The Issuers shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.
Section 4.5    Control by Majority.
The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 5.1, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction received from the Holders (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder) and may take any other action it deems proper that is not inconsistent with any such direction received from the Holders.
In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it from each of Parent, the Issuers and the Guarantors against any loss or expense caused by taking such action or following such direction.
Section 4.6    Limitation on Suits.
No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:
(a)    the Holder gives the Trustee written notice of a continuing Event of Default;
(b)    the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)    such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any losses, costs, liabilities or expenses;
(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
However, such limitations do not apply to the right of any Holder to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 4.7    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
Section 4.8    Collection Suit by Trustee.
If a Default in payment of principal or interest specified in Section 4.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 4.9    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 5.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 5.7 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.
Section 4.10    Priorities.
If the Trustee collects any money or property pursuant to this Article 4, it shall pay out the money or property in the following order:
First: to the Trustee for amounts due under Section 5.7;
Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and
Fourth: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 4.10.
Section 4.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.6, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.
Section 4.12    Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
ARTICLE 5

THE TRUSTEE
Section 5.1    Certain Duties and Responsibilities.
(a)    Except during the continuance of an Event of Default known to the Trustee,
(i)    the Trustee undertakes to perform such duties, and only such duties, as are specifically and expressly set forth in this Indenture, and no implied duties, covenants, responsibilities or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(b)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this subsection shall not be construed to limit the effect of subsection (a) of this Section;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.
(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
(e)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
(f)    In the absence of negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
Section 5.2    Notice of Defaults.
If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee pursuant to Section 5.3(l), the Trustee shall transmit, by mail or electronically, to each Holder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on a Payment Date pursuant to an Offer to Purchase or a Default in complying with the provisions of Article 13, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
Section 5.3    Certain Rights of Trustee.
Except as otherwise provided in Section 5.1:
(a)    the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuers Request or Issuers Order (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Section 2.4, 2.6 or 2.7, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of negligence or willful misconduct on its part, request and rely upon an Officer’s Certificate;
(d)    the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities that might be incurred by it in compliance with such request or direction;
(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, or inquire as to the performance by the Issuers of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(h)    the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct;
(i)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, but not limited to, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as agent or otherwise, and to each agent, custodian and other person employed to act hereunder;
(j)    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(k)    in no event shall the Trustee be responsible or liable for any special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to,

loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(l)    the Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default or be required to act (including the sending of any notice) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice from the Issuers or by the Holders of at least 25% of the aggregate principal amount of the Outstanding Notes of any event that is in fact such a default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
(m)    the Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;
(n)    under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes; and
(o)    the Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.
Section 5.4    Not Responsible for Recitals or Issuance of Notes.
The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuers, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be responsible for and makes no representation as to any statement in the Offering Memorandum or any other document in connection with the sale of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Issuers of Notes or the proceeds thereof.
Section 5.5    May Hold Notes.
The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Issuers or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 5.8 and 5.13, may otherwise deal with the Issuers and the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
Section 5.6    Money Held in Trust.
Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers or the Guarantors, as the case may be.

Section 5.7    Compensation and Reimbursement.
The Issuers and the Guarantors agree, jointly and severally:
(a)    to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(b)    to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction); and
(c)    to fully indemnify the Trustee and its directors, officers, employees, counsels and agents for, and to hold them harmless against, any loss, cost, liability, claim, damage, fee or expense (including reasonable attorney’s fees and expenses) arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves (including reasonable attorney’s fees and expenses and court costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent such loss, cost, liability, claim, damage, or expense shall be determined to have been caused by such indemnified party’s own negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction).
As security for the performance of the obligations of the Issuers under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on the Notes.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(g) or Section 4.1(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.
“Trustee” for the purposes of this Section 5.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 5.8    Disqualifications; Conflicting Interests.
If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act (as if this Indenture were qualified under the Trust Indenture Act), the Trustee shall either eliminate such conflicting interest within 90 days of acquiring such conflicting interests or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.
Section 5.9    Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder that is a corporation or banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent filed annual report of condition. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 5.10    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 5.11.
(b)    The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.
(c)    The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuers.
(d)    If at any time:
(i)    the Trustee shall fail to comply with Section 5.8 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder for at least six months, or
(ii)    the Trustee shall cease to be eligible under Section 5.9 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

(iii)    The Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers each by a Board Resolution may remove the Trustee with respect to all Notes, or (ii) subject to Section 5.11 of this Indenture, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to the Notes and the appointment of a successor Trustee or Trustees. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee with respect to such Notes. If a successor Trustee does not take office within 60 days after the Trustee is removed, such removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuers.
(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Issuers shall promptly appoint a successor Trustee (it being understood that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall have been appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Notes shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 5.11, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee with respect to the Notes.
(f)    The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Holders in a manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
Section 5.11    Acceptance of Appointment by Successor.
(a)    In case of the appointment hereunder of a successor Trustee with respect to the Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor

Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
(b)    [Reserved].
(c)    Upon request of any such successor Trustee, the Issuers and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
(d)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
Section 5.12    Merger, Conversion, Consolidation or Succession to Business.
Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
Section 5.13    [Reserved].
Section 5.14    Appointment of Authenticating Agent.
The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes that shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue or exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.7, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, by sale or otherwise, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Issuers and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Issuers agree to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.
The provisions of Sections 2.9, 5.4 and 5.5 shall be applicable to each Authenticating Agent.
ARTICLE 6

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 6.1    Issuers To Furnish Trustee Names and Addresses of Holders.
The Issuers will furnish or cause to be furnished to the Trustee:
(a)    semi-annually, not later than seven business days prior to each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the June 15 and December 15 preceding such Interest Payment Date, and

(b)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.
Section 6.2    Preservation of Information; Communications to Holders.
(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee for each series as provided in Section 6.1, and (ii) received by the Trustee in the capacity of Security Registrar if the Trustee is then acting in such capacity. The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.
(b)    [Reserved].
(c)    Every Holder, by receiving and holding the same, agrees with the Issuers, the Guarantors and the Trustee that neither the Issuers, the Guarantors nor the Trustee nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of Holders.
ARTICLE 7

GUARANTEE
Section 7.1    Notes Guarantee.
Subject to this Article 7, each of the Guarantors hereby, jointly and severally, unconditionally guarantees on a senior unsecured basis to each Holder authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes shall be promptly paid in full when due, whether at Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this Notes Guarantee is a guarantee of payment and not a guarantee of collection.
The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Subject to Section 4.6 hereof, each Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Notes Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Notes Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 4 hereof for the purposes of this Notes Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article 4 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Notes Guarantee.
Section 7.2    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Notes Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 7, result in the obligations of such Guarantor under its Notes Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Notes Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.
Section 7.3    Execution and Delivery of Notes Guarantee.
To evidence its Notes Guarantee set forth in Section 7.1, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer.

Each Guarantor hereby agrees that its Notes Guarantee set forth in Section 7.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Notes Guarantee.
If an Officer whose signature is on this Indenture or on the Notes Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Notes Guarantee is endorsed, the Notes Guarantee shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Notes Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 7.4    Release of a Guarantor.
(a)    A Guarantor shall be automatically and unconditionally released from its obligations under its Notes Guarantee and its obligations under this Indenture with respect to the Notes:
(i)    upon any sale, exchange or transfer (including through merger or consolidation), to any Person that is not a Subsidiary of Parent of Capital Stock held by Parent and its Restricted Subsidiaries in, or all or substantially all the assets of, such Guarantor (which sale, exchange or transfer is not prohibited by this Indenture), such that, immediately after giving effect to such transaction, such Guarantor would no longer constitute a Restricted Subsidiary of Parent,
(ii)    in connection with the merger or consolidation of a Subsidiary Guarantor with (a) an Issuer or (b) any other Guarantor (provided that in the case of this clause (b) the surviving entity remains or becomes a Guarantor upon the consummation thereof),
(iii)    if Parent properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with this Indenture,
(iv)    upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture,
(v)    upon a liquidation, dissolution or winding-up of such of a Guarantor not prohibited by this Indenture,
(vi)    upon the release or discharge of the Indebtedness or guarantee that resulted in the creation of such Notes Guarantee (and any other guarantee given as a result thereof), except a discharge or release by or as a result of payment under such guarantee, or
(vii)    upon payment in full of the principal of, and accrued and unpaid interest on, the Notes.

(b)    In addition, any Notes Guarantee provided by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged if (i) such Subsidiary ceases to guarantee obligations under the Credit Agreement or ceases to constitute a co-borrower with respect to the Credit Agreement, in either case in connection with a Permitted Mortgage Indebtedness financing transaction by such entity and (ii) the proceeds from any such financing transaction are applied solely for one or more of the uses described in clauses (i) through (vii) of Section 9.11(c).
(c)    The Trustee may execute an appropriate instrument prepared by the Issuers evidencing the release of a Guarantor from its obligations under its Notes Guarantee and this Indenture upon receipt of a request by the Issuers or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 7.4; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuers.
Section 7.5    Limitation on Guarantor Liability.
Each Guarantor and each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any applicable U.S. federal or state bankruptcy, insolvency or reorganization or other similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of the Guarantors will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantors, will result in the obligations of each Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Until such time as the Notes are paid in full, the Guarantors hereby waive all rights of subrogation, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article.
ARTICLE 8

SUPPLEMENTAL INDENTURE
Section 8.1    Without Consent of Holders.
The Issuers, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Notes Guarantees without notice to or consent of any Holder:
(a)    to cure any ambiguity, omission, defect, mistake or inconsistency, as evidenced by an Officer’s Certificate;
(b)    to provide for the assumption by a successor corporation or other entity of the obligations of Parent, the Issuers or any Subsidiary Guarantor under this Indenture, the Notes and the Notes Guarantee;

(c)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(d)    to add guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes;
(e)    to add to the covenants of Parent, the Issuers or a Restricted Subsidiary of Parent for the benefit of the Holders or to surrender any right or power conferred upon Parent, the Issuers or a Restricted Subsidiary of Parent or to add additional Events of Default;
(f)    to make any change that does not adversely affect the rights of any Holder in any material respect;
(g)    [Reserved];
(h)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
(i)    to conform the text of this Indenture or the Notes Guarantees or the Notes to any provision of “Description of Notes” in the Offering Memorandum to the extent that such provision in “Description of Notes” in the Offering Memorandum was intended to be a recitation of a provision of this Indenture or the Notes Guarantees or the Notes, as set forth in an Officer’s Certificate delivered to the Trustee;
(j)    to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;
(k)    to release a Subsidiary Guarantor from its Subsidiary Guarantee as permitted by and in accordance with this Indenture;
(l)    to comply with the rules of any applicable securities depositary; or
(m)    to provide for the issuance of Additional Notes and related guarantees in accordance with the limitations set forth in this Indenture.
Section 8.2    With Consent of Holders.
(a)    Except as set forth in Section 8.1 and Section 8.2(b), modifications and amendments of this Indenture may be made by the Issuers and the Trustee, together, with the consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that no such modification or amendment may, without the consent of each holder affected thereby (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
(b)    Notwithstanding Section 8.2(a), without the consent of each Holder affected (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment or waiver may:
(i)    change the Stated Maturity of the principal of, or any installment of interest on, any Note (in each case, other than pursuant to Section 9.7 or Section 9.11);
(ii)    reduce the principal amount of, or premium, if any, or interest on, any Note (in each case, other than pursuant to Section 9.7 or Section 9.11);
(iii)    change the place of payment of principal of, or premium, if any, or interest on, any Note;
(iv)    impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;
(v)    reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;
(vi)    waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);
(vii)    voluntarily release a Guarantor of the Notes, except as permitted by this Indenture;
(viii)    reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with provisions of this Indenture or for waiver of Defaults; or
(ix)    subordinate the Notes or the Notes Guarantees as to right of payment to any other Indebtedness of the Issuers or any Guarantor.
(c)    It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
(d)    A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) or a purchase of such Holder’s Notes shall not be rendered invalid by such tender, exchange or purchase.
(e)    After an amendment, supplement or waiver under this Section 8.2 becomes effective, Parent shall give to the Holders affected thereby a notice (which may be given in accordance with applicable Depository procedures) briefly describing the amendment, supplement or waiver. Any failure of Parent to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 8.3    [Reserved].
Section 8.4    Revocation and Effect of Consents.
Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, subject to the terms of the request for consents any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke, subject to the terms of the request for consents, any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (ix) of Section 8.2(b), in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
Section 8.5    Notation on or Exchange of Notes.
If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder to deliver the Note to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 8.6    Trustee to Sign Amendments, Etc.
The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 8; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and constitutes the valid and binding obligation of the Issuers enforceable in accordance with its terms, subject to customary exceptions. Such Opinion of Counsel shall be at the expense of the Issuers.
ARTICLE 9

COVENANTS
Section 9.1    Payment of Notes.
The Issuers shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds by 11:00 a.m. New York City Time on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.
Section 9.2    Maintenance of Office or Agency.
The Issuers shall maintain in the United States of America, the office or agency required under Section 2.6 (which may be an office of the Trustee or an Affiliate of the Trustee or Security Registrar). The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Corporate Trust Office; provided that no office of the Trustee shall be a place for service of legal process on the Issuers.

The Issuers may also, from time to time, designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuers hereby initially designate Wells Fargo Bank, National Association, located at 600 South 4th Street, Minneapolis, MN 55415 Attention: Bondholder Communications, as such office of the Issuers in accordance with Section 2.6.
Section 9.3    Corporate Existence.
Except as otherwise permitted by Article 13, Parent and the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership or other existence, as applicable, and the corporate, partnership or other existence, as applicable, of each of the Restricted Subsidiaries of Parent in accordance with the respective organizational documents of each such Restricted Subsidiary and the related material rights (charter and statutory) and material franchises of Parent, the Issuers and each Restricted Subsidiary of Parent; provided, however, that Parent and the Issuers shall not be required to preserve any such right, franchise or corporate, partnership or other existence, as applicable, with respect to themselves or any Restricted Subsidiary if the Board of Directors of Parent or any officer of Parent shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of Parent, the Issuers and their Restricted Subsidiaries, taken as a whole, and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Issuers to perform their obligations hereunder and provided, further, however, that the foregoing shall not prohibit a sale, transfer, conveyance, lease or disposal of a Restricted Subsidiary or any of Parent’s or any Restricted Subsidiary’s assets in compliance with the terms of this Indenture.
Section 9.4    [Reserved].
Section 9.5    Compliance Certificate; Notice of Default.
(a)    Parent shall deliver to the Trustee, within 120 days after each December 31, commencing with December 31, 2021, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of Parent certifying that a review of the activities of Parent and its Restricted Subsidiaries and of Parent’s performance under this Indenture has been made under the supervision of the signing Officer and further stating that, to the best of such Officer’s knowledge, Parent and its Restricted Subsidiaries during such preceding fiscal year have fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signer does know of such Default, the certificate shall specify such Default and what action, if any, Parent is taking or proposes to take with respect thereto.
(b)    Parent shall deliver to the Trustee within 30 days after Parent becomes aware (unless such Default has been cured before the end of the 30-day period) of the occurrence of any

Default an Officer’s Certificate specifying the Default and what action, if any, Parent is taking or proposes to take with respect thereto.
Section 9.6    Waiver of Stay, Extension or Usury Laws.
The Issuers and each Guarantor covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Notes Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 9.7    Change of Control Triggering Event.
(a)    Except as otherwise provided in Section 9.7(b), the Issuers must commence, within 30 days after the occurrence of a Change of Control Triggering Event, and, subject to the terms and conditions of such Offer to Purchase, thereafter consummate an Offer to Purchase all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Payment Date. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such compliance.
(b)    The Issuers will not be required to make an Offer to Purchase as a result of a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or if notice of redemption has been given pursuant to Section 5, Section 6 or Section 7 of the Notes. Notwithstanding anything to the contrary contained herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made. The notice, if sent prior to the occurrence of the Change of Control Triggering Event, will state that the Change of Control Triggering Event Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Payment Date; provided, that if such Change of Control Trigger Event occurs after such proposed Payment Date and such Change of Control Triggering Event Offer is therefore not consummated, the Issuers shall make a Change of Control Triggering Event Offer within 30 days following a Change of Control Triggering Event, if any.

(c)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes held by non-Affiliates validly tender and do not withdraw such Notes in an Offer to Purchase and the Issuers, or any third party making the Offer to Purchase in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 days nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Offer to Purchase, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.
Section 9.8    Limitation on Indebtedness.
(a)    Parent and the General Partner will not Incur any Indebtedness (including Acquired Indebtedness) other than guarantees of Indebtedness issued on the Closing Date, other Indebtedness existing on the Closing Date, and guarantees of Indebtedness of the Issuers or any other Restricted Subsidiary of Parent; provided such Indebtedness is permitted by and Incurred in accordance with this Section 9.8. The Issuers will not, and will not permit any of their Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom), the aggregate principal amount of all outstanding Indebtedness of Parent and its Restricted Subsidiaries on a consolidated basis would be greater than 60% of Parent’s Adjusted Total Assets.
(b)    The Issuers will not, and will not permit any of their Restricted Subsidiaries to, Incur any Secured Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom), the aggregate principal amount of all outstanding Secured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis would be greater than 40% of Parent’s Adjusted Total Assets.
(c)    The Issuers will not, and will not permit any of their Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers or any of the Subsidiary Guarantors may Incur Indebtedness (including Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom), the Interest Coverage Ratio of Parent and its Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.0.
(d)    Notwithstanding paragraphs (a), (b) and (c) of this Section 9.8, the Issuers or any of their Restricted Subsidiaries (except as specified below) may Incur each and all of the following (collectively, “Permitted Indebtedness”):
(i)    Indebtedness of an Issuer or a Guarantor outstanding under any Credit Facility at any time in an aggregate principal amount not to exceed the greater of (x) $800.0 million and (y) 30.0% of Parent’s Adjusted Total Assets (in each case, plus, in the case of any Indebtedness under any Credit Facility resulting from the refinancing of any Indebtedness under any Credit Facility, the aggregate amount of accrued interest, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing);
(ii)    Indebtedness of the Issuers or any of their Restricted Subsidiaries owed to:
(1)    the Issuers or a Guarantor, or
(2)    any Restricted Subsidiary;
provided, however, that if the Partnership, Capital Corp or any Guarantor is an obligor and the payee is not the Partnership, Capital Corp or a Guarantor, the Indebtedness is subordinated in right of payment to the amounts due under the Notes, in the case of the Partnership or Capital Corp, or the Notes Guarantee, in the case of a Guarantor; provided further that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuers or any subsequent transfer of such Indebtedness (other than to the Issuers or any other Restricted Subsidiary of the Issuers) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);
(iii)    Indebtedness of the Issuers or any of their Restricted Subsidiaries under Hedging Obligations (provided that such agreements (x)(i) are designed to protect the Issuers or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates (whether fluctuations of fixed to floating rate interest or floating to fixed rate interest) or otherwise in the ordinary course of business to hedge or mitigate risks to which the Issuers or any of their Restricted Subsidiaries are exposed in the conduct of their business or the management of their liabilities and not for speculative purposes and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or other hedged items or by reason of fees, indemnities and compensation payable thereunder, or (y) were entered into as part of or in connection with an issuance of Convertible Indebtedness, including, in the case of this clause (y), for the avoidance of doubt, Permitted Bond Hedge Transactions and Permitted Warrant Transactions);
(iv)    Indebtedness of the Issuers or any of the Subsidiary Guarantors, to the extent the net proceeds thereof are promptly or substantially concurrently:
(1)    used to purchase Notes tendered in an Offer to Purchase made as a result of (or in anticipation of, but subject to) a Change of Control Triggering Event,
(2)    used to redeem all the Notes pursuant to Section 5 or Section 6 of the Notes,
(3)    deposited to defease the Notes as described in Sections 12.1 and 12.2, or

(4)    deposited to discharge the obligations under the Notes and the Indenture with respect to the Notes as described in Section 3.1;
(v)    (i) Guarantees of Indebtedness of the Issuers or any of the Subsidiary Guarantors by Parent or the General Partner, (ii) Guarantees of Indebtedness of the Issuers or any Subsidiary Guarantor by any of their Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 9.14, (iii) any Guarantees by a Subsidiary Guarantor of any Indebtedness of an Issuer or any other Subsidiary Guarantor, (iv) Guarantees by an Issuer of Indebtedness of any Subsidiary Guarantor, (v) Guarantees of Permitted Mortgage Indebtedness of a Restricted Subsidiary by Parent and (vi) Guarantees by any Restricted Subsidiary of Parent that is not an Issuer or Subsidiary Guarantor of Indebtedness of any other Restricted Subsidiary of Parent that is not an Issuer or Subsidiary Guarantor;
(vi)    Existing Indebtedness to the extent outstanding after giving effect to the intended use of proceeds of the Initial Notes (other than Indebtedness outstanding under clause (i) above);
(vii)    Indebtedness represented by the Notes and the Notes Guarantees issued on the Closing Date;
(viii)    Indebtedness consisting of obligations to pay insurance premiums incurred in the ordinary course of business;
(ix)    Indebtedness in respect of any bankers’ acceptances, bank guarantees, letters of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;
(x)    (a) Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations, indemnities, performance, bid, completion and surety bonds or guarantees and similar types of obligations in the ordinary course of business and including statutory obligations or otherwise under applicable law and (b) deposits and advance payments received in the ordinary course of business;
(xi)    Indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts and honoring or drawing of an instrument against insufficient funds and endorsements for deposit;
(xii)    Indebtedness supported by a letter of credit procured by the Issuers or any of their Restricted Subsidiaries in a principal amount not in excess of the stated amount of such letter of credit and where the underlying Indebtedness would otherwise be permitted;

(xiii)    guarantees: (a) Incurred in the ordinary course of business; or (b) constituting Investments that are (i) included in the calculation of the amount available to be made as Restricted Payments under Section 9.9(a)(iv)(3), (ii) made pursuant to Section 9.9(c)(xix) or (iii) made in reliance on clause (9), (18) or (19) of the definition of “Permitted Investments”;
(xiv)    Permitted Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under the provisions of Sections 9.8(a), (b) and (c) or clauses (iv), (vi), (vii), (xiv), (xv), (xvi), (xvii), (xviii), (xix) or (xx) of this Section 9.8(d);
(xv)    Indebtedness of Restricted Subsidiaries that are not the Issuers or Subsidiary Guarantors in an aggregate principal amount at any time outstanding not to exceed, when taken together with all then outstanding net Investments in Unrestricted Subsidiaries and joint ventures made in reliance on clause (9) of the definition of “Permitted Investments,” the greater of (x) $125.0 million and (y) 7.5% of the Adjusted Total Assets of such Restricted Subsidiaries; provided, however, that any Permitted Refinancing Indebtedness Incurred under clause (xiv) above in respect of Indebtedness Incurred under this clause (xv) shall be deemed to have been Incurred under this clause (xv) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (xv);
(xvi)    additional Indebtedness of the Issuers and their Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $125.0 million and (y) 7.5% of Parent’s Adjusted Total Assets; provided, however, that any Permitted Refinancing Indebtedness Incurred under clause (xiv) above in respect of Indebtedness Incurred under this clause (xvi) shall be deemed to have been Incurred under this clause (xvi) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (xvi);
(xvii)    Indebtedness (including Capitalized Lease Obligations and Attributable Debt) of the Issuers and their Restricted Subsidiaries Incurred to finance the purchase, lease, expansion, repair, refurbishment, renovation, improvement, construction or acquisition (whether by asset or Capital Stock of the Person owning such assets) of, or capital expenditures with respect to, property (real or personal) or equipment in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $125.0 million and (y) 7.5% of Parent’s Adjusted Total Assets; provided, however, that any Permitted Refinancing Indebtedness Incurred under clause (xiv) above in respect of such Indebtedness shall be deemed to have been Incurred under this clause (xvii) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (xvii);
(xviii)    Acquired Indebtedness and any other Indebtedness Incurred to finance a merger, consolidation or other acquisition; provided that either (i) immediately after giving effect to the Incurrence of such Acquired Indebtedness and such other

Indebtedness, as the case may be, on a pro forma basis (including the receipt and pro forma application of the proceeds therefrom) as if such Incurrence (and the related merger, consolidation or other acquisition) had occurred at the beginning of the applicable Four Quarter Period, (A) either (x) the Issuers and their Restricted Subsidiaries would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (i) above or (y) the ratio referred to in such paragraph (i) would be equal to or less than such ratio immediately prior to such merger, consolidation or other acquisition, (B) either (x) the Issuers and their Restricted Subsidiaries would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (ii) above or (y) the ratio referred to in such paragraph (ii) would be equal to or less than such ratio immediately prior to such merger, consolidation or other acquisition and (C) either (x) the Issuers and the Subsidiary Guarantors would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (iii) above or (y) the ratio referred to in such paragraph (iii) would be equal to or greater than such ratio immediately prior to such merger, consolidation or other acquisition; or (ii) the aggregate principal amount of such Acquired Indebtedness or other Indebtedness at any time outstanding Incurred pursuant to this clause (xviii)(ii) does not exceed $10.0 million;
(xix)    Permitted Mortgage Indebtedness of any Restricted Subsidiary of Parent that is not an Issuer or Subsidiary Guarantor that would be permitted to be Incurred under the provisions of paragraphs (a), (b) and (c) of this Section 9.8, if such Restricted Subsidiary was a Subsidiary Guarantor;
(xx)    Convertible Indebtedness of Parent that would be permitted to be Incurred under the provisions of paragraphs (a), (b) and (c) of this Section 9.8, if Parent was an Issuer; or
(xxi)    Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations that are permitted under this Indenture and are Incurred in connection with the disposition of any business, assets or Restricted Subsidiary.
(e)    Notwithstanding any other provision of this Section 9.8, the maximum amount of Indebtedness that Parent or any of its Restricted Subsidiaries may Incur pursuant to this Section 9.8 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.
(f)    For purposes of determining any particular amount of Indebtedness under this Section 9.8, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.
For purposes of determining compliance with this Section 9.8, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxi) of paragraph (d) of this Section 9.8 or is entitled to be Incurred pursuant to paragraphs (a), (b) and (c) of this Section 9.8, the Issuers shall, in their sole discretion, be entitled to classify all or a portion of such item of Indebtedness on the date of its Incurrence or issuance and determine the order of such Incurrence or issuance (and may later reclassify such item of Indebtedness) and may divide and classify such Indebtedness in more than one of the types of Indebtedness described. At any time that Parent would be entitled to have Incurred any then outstanding Indebtedness under paragraphs (a), (b) and (c) of this Section 9.8, such Indebtedness shall be automatically reclassified into Indebtedness Incurred pursuant to those paragraphs. Notwithstanding the foregoing, any Indebtedness Incurred and outstanding under the revolving credit facility provided by the Credit Agreement on or prior to the Closing Date shall be deemed to have been Incurred under clause (i) of paragraph (d) of this Section 9.8 and may not be reclassified. Indebtedness permitted by this Section 9.8 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 9.8 permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
A change in GAAP that results in an obligation existing at the time of such change, which is not at the time of such change classified as Indebtedness, becoming Indebtedness will not be deemed to be an Incurrence of Indebtedness.
Section 9.9    Limitation on Restricted Payments.
(a)    Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i)    declare or pay any dividend or make any distribution on or with respect to Capital Stock of Parent or any Restricted Subsidiary of Parent held by Persons other than

Parent or any of its Restricted Subsidiaries, other than (i) dividends or distributions payable solely in shares of Capital Stock of Parent or any of its Restricted Subsidiaries (other than Disqualified Stock) and (ii) pro rata dividends or other distributions made by a Restricted Subsidiary that is not Wholly Owned to minority stockholders (or owners of equivalent interests in the event the Subsidiary is not a corporation);
(ii)    purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of Parent held by any Person, other than (i) Capital Stock held by Parent or a Restricted Subsidiary of Parent or (ii) solely in Capital Stock of Parent (other than Disqualified Stock);
(iii)    make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor, in each case excluding (i) any intercompany Indebtedness between or among Parent or any of its Restricted Subsidiaries and (ii) the payment, purchase, redemption, repurchase, defeasance, discharge, acquisition or retirement of such subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final Maturity, in each case due within one year of the date of such payment, purchase, redemption, repurchase, defeasance, discharge, acquisition or retirement; or
(iv)    make an Investment, other than a Permitted Investment, in any Person;
(such payments or any other actions described in clauses (i) through (iv) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:
(1)    a Default or Event of Default shall have occurred and be continuing,
(2)    the Issuers could not Incur at least $1.00 of Indebtedness in compliance with both paragraphs (a) and (c) of Section 9.8, or
(3)    the aggregate amount of all Restricted Payments made after May 30, 2014 (and not returned or rescinded and subject to the last paragraph of this Section 9.9) shall exceed the sum of, without duplication:
(A)    95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the Spin-Off Effective Date and ending on the last day of the last fiscal quarter immediately preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to Section 9.15 or for which internal financial statements are available, plus
(B)    100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by Parent or the Partnership after May 30, 2014 from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of Parent, including from an issuance or sale permitted by this Indenture of Indebtedness or Disqualified Stock of Parent or any of its Restricted Subsidiaries subsequent to May 30, 2014 upon conversion, exercise or exchange of such Indebtedness or Disqualified Stock into or for Capital Stock (other than Disqualified Stock) of Parent or the Partnership, plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities (excluding, for the avoidance of doubt, the securities converted or exchanged), received by Parent or its Restricted Subsidiaries upon such conversion, exercise or exchange (in each case, exclusive of any Disqualified Stock), plus
(C)    an amount equal to (I) the net reduction in Investments (other than reductions in Permitted Investments) in any Person after May 30, 2014 resulting from payments of interest on Indebtedness, dividends or other distributions, repayments of loans or advances, or other transfers of assets, in each case to Parent or any of its Restricted Subsidiaries or from the Net Cash Proceeds, and the fair market value of property or assets or marketable securities received, from the sale or other disposition of any such Investment (including, without limitation, through satisfaction, expiration, reduction, release, repurchase, purchase, discharge, defeasance, retirement, redemption, repayment or cancellation of such Investment and sales of Capital Stock or other securities of such other Person) (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations), and (II) with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary or that has been merged or consolidated with or into, or which has transferred or conveyed its assets to, or has been liquidated into, Parent or a Restricted Subsidiary of Parent, in each case after May 30, 2014, the amount of Parent’s and its Restricted Subsidiaries’ Investment in such Subsidiary (directly or indirectly) as of the date of such redesignation, merger, consolidation, transfer, conveyance or liquidation (valued, in the case of each of clauses (I) and (II), as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by Parent and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary and treated as a Restricted Payment, plus

(D)    the fair market value of property or assets or Capital Stock representing interests in Persons (other than that of Parent or the Partnership) acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of Parent or the Partnership utilized pursuant to clause (iii) or (iv) of Section 9.9(c)) of Parent or the Partnership subsequent to May 30, 2014, plus
(E)    without duplication, in the event Parent or any Restricted Subsidiary of Parent makes any Investment in a Person that, as a result of or in connection with such Investment, becomes (including by redesignation) a Restricted Subsidiary of Parent, an amount not to exceed the amount of Investments previously made by Parent and its Restricted Subsidiaries in such Person and that was treated as a Restricted Payment.
(b)    Notwithstanding Section 9.9(a), Parent and any of its Restricted Subsidiaries may declare or pay any dividend or make any distribution or take other action (that would have otherwise been a Restricted Payment) which the Board of Directors of Parent believes in good faith is necessary to (i) maintain Parent’s status as a real estate investment trust under the Code or (ii) avoid any excise tax or any income tax imposed on Parent, in each case including, but not limited to, pro rata dividends or other distributions by the Partnership to minority unitholders as a result of a distribution from the Partnership to Parent for the purpose of funding any such dividend, distribution or other action; provided that no Default or Event of Default shall have occurred and be continuing.
(c)    Sections 9.9(a) and 9.9(b) shall not be violated by reason of:
(i)    the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if, at the date of declaration or notice, such payment would comply with Section 9.9(b);
(ii)    the payment, repayment, purchase, redemption, repurchase, defeasance, discharge or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or to a Notes Guarantee including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Sections 9.8(a), (b) and (c) or Section 9.8(d)(xiv);
(iii)    (a) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Parent or the Partnership (other than any Disqualified Stock or any Capital Stock sold to a Restricted Subsidiary of Parent or to an employee stock ownership plan or any trust established by Parent) or from substantially concurrent contributions to the equity capital of Parent or the Partnership (collectively, including any such contributions, “Refunding Capital Stock”) (with any sale or contribution within 60 days deemed as substantially concurrent); and (b) the declaration and payment of accrued dividends (and any premium) on any Capital Stock redeemed, repurchased, purchased, retired, defeased, discharged or acquired out of the proceeds of the sale of Refunding Capital Stock within 60 days of such sale; provided, that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (iii) shall be excluded from the amount described in Section 9.9(a)(iv)(3)(B);
(iv)    the making of any principal payment on, or the repayment, repurchase, purchase, redemption, retirement, defeasance, discharge or other acquisition for value of Indebtedness of the Issuers that is subordinated in right of payment to the Notes or Indebtedness of a Guarantor that is subordinated in right of payment to the Notes Guarantee of such Guarantor, including premium, if any, and accrued and unpaid interest, in exchange for, or out of the proceeds of an issuance of, shares of Capital Stock (other than Disqualified Stock) of Parent or the Partnership or from contributions to the equity capital of Parent or the Partnership, in each case within 90 days of such principal payment, repayment, repurchase, purchase, redemption, retirement, defeasance, discharge or other acquisition;
(v)    payments or distributions to dissenting holders of limited partnership units of the Partnership or stockholders of Parent or any direct or indirect parent company of the Partnership pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 13.1;
(vi)    the repurchase, purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Parent held by any current or former officer, director, consultant or employee or manager of Parent or any of its Restricted Subsidiaries (or any permitted transferees, assigns, estates, trusts or heirs of any of the foregoing); provided, however, the aggregate amount paid by Parent and its Restricted Subsidiaries pursuant to this clause (vi) shall not exceed the greater of (x) $10.0 million and (y) 0.5% of Parent’s Adjusted Total Assets in any calendar year (excluding for purposes of calculating such amount the amount paid for Capital Stock repurchased, redeemed, acquired or retired with the cash proceeds from the repayment of outstanding loans previously made by Parent or a Restricted Subsidiary thereof for the purpose of financing the repurchase, purchase, redemption or other acquisition or retirement of such Capital Stock), with unused amounts in any calendar year being carried over for up to two succeeding calendar year periods until used; provided further, that such amount in any calendar year may be increased by an amount not to exceed: (A) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of Parent, in each case, to officers, directors, consultants or employees or managers of Parent or any of its Restricted Subsidiaries that occurs after May 30, 2014, to the extent such cash proceeds (i) have not otherwise been applied to permit the payment of any other Restricted Payment or (ii) are not attributable to loans made by Parent or a Restricted Subsidiary thereof for the purpose of financing the repurchase, purchase, redemption or other acquisition or retirement of such Capital Stock, plus (B) the cash proceeds of key man life insurance policies received by Parent and its Restricted Subsidiaries after May 30, 2014, less (without duplication of clause (A)(i) above) (C) the amount of any Restricted

Payments previously made using the amounts from clause (A) and (B) of this clause (vi); provided further, however, that cancellation of Indebtedness owing to Parent from any officer, director, consultant or employee or manager of Parent or any Restricted Subsidiary thereof in connection with a repurchase of Capital Stock of Parent shall not be deemed to constitute a Restricted Payment for purposes of this Indenture;
(vii)    the repurchase of Capital Stock deemed to occur (i) upon the exercise of options, rights, warrants or other equivalents, or upon conversion or exchange, if such Capital Stock represents all or a portion of the exercise, conversion or exchange price thereof, and (ii) in connection with the withholding of a portion of the Capital Stock granted or awarded to an officer, director, consultant or employee or manager to pay for the taxes payable by such officer, director, consultant or employee or manager upon such grant or award;
(viii)    upon or in connection with or following the occurrence of a Change of Control (or similarly defined term in other Indebtedness or Disqualified Stock) and, if applicable, within 90 days after completion of the Offer to Purchase (including the purchase of all Notes validly tendered and not withdrawn) pursuant to Section 9.7, any repayment, repurchase, purchase, redemption, defeasance, discharge or other acquisition or retirement for value of any Indebtedness of the Issuers or any Guarantor that is subordinated in right of payment to the Notes or to any Notes Guarantee, respectively, or any Disqualified Stock that is required to be repurchased or redeemed or otherwise acquired pursuant to the terms thereof as a result of such Change of Control (or similarly defined term in other Indebtedness or Disqualified Stock), at a purchase price not greater than 101% of the outstanding principal amount, accreted value or liquidation preference thereof (plus accrued and unpaid interest, dividends and liquidated damages, if any);
(ix)    within 90 days after completion of any Offer to Purchase Notes pursuant to Section 9.11 (including the purchase of all Notes tendered), any repayment, repurchase, purchase, redemption, defeasance, discharge or other acquisition or retirement for value of any Indebtedness of the Issuers or any Guarantor that is subordinated in right of payment to the Notes or to any Notes Guarantee, respectively, or any Disqualified Stock that is required to be repurchased or redeemed or otherwise acquired pursuant to the terms thereof as a result of such Asset Sale (or similarly defined term in such other Indebtedness), at a purchase price not greater than 100% of the outstanding principal amount, accreted value or liquidation preference thereof (plus accrued and unpaid interest, dividends and liquidated damages, if any);
(x)    the payment of cash in lieu of the issuance of fractional shares of Capital Stock upon exercise, exchange or conversion of securities exercisable, exchangeable or convertible into Capital Stock of Parent or the Partnership;
(xi)    [Reserved];
(xii)    [Reserved];

(xiii)    the declaration of or payment of any cash dividend or other distribution in respect of Capital Stock of Parent or any other direct or indirect parent company of the Issuers constituting Preferred Stock, so long as the Interest Coverage Ratio contemplated by Section 9.8(c) would be greater than or equal to 2.0 to 1.0 after giving effect to such payment; provided that at the time of payment of such dividend or distribution no Default or Event of Default shall have occurred and be continuing (or would result therefrom);
(xiv)    the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Partnership or Parent after the Closing Date; provided that the amount of dividends pursuant to this clause (xiv) shall not exceed the aggregate amount of cash actually received by the Partnership or Parent from the sale of such Designated Preferred Stock; provided that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);
(xv)    Restricted Payments made pursuant to an exchange of or conversion into Capital Stock of Parent, including the redemption of Common Units for Common Stock of Parent pursuant to the terms of the Partnership Agreement;
(xvi)    the declaration and payment of dividends to holders of Disqualified Stock issued in accordance with this Indenture;
(xvii)    the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to Parent or a Restricted Subsidiary of Parent by, Unrestricted Subsidiaries;
(xviii)    to the extent constituting Restricted Payments, payments to counterparties under Hedging Obligations;
(xix)    (i) the making of cash payments in connection with any conversion or purchase of Convertible Indebtedness in an aggregate amount since May 30, 2014 not to exceed the sum of (a) the principal amount of such Convertible Indebtedness and any accrued and unpaid interest thereon plus (b) any payments received by Parent pursuant to the exercise, settlement, unwinding or termination of any related Permitted Bond Hedge Transaction; and (ii) (a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the exercise, settlement, unwinding or termination of any related Permitted Warrant Transaction (I) by delivery of shares of Common Stock of Parent upon settlement thereof, (II) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in Common Stock upon any early termination thereof or (III) by a cash payment not to exceed the amount received upon any exercise, settlement, unwinding or termination of a related Permitted Bond Hedge Transaction; and
(xx)    additional Restricted Payments in an aggregate amount not to exceed the greater of (x) $100.0 million and (y) 5.0% of Parent’s Adjusted Total Assets;

provided, however, that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.
(i) The net amount of any Restricted Payment permitted pursuant to Section 9.9(b) and Section 9.9(c)(i) shall be included in calculating the amount available for Restricted Payments, if any, pursuant to Section 9.9(a)(iv)(3) with respect to any subsequent Restricted Payments. The amount of any Restricted Payment permitted pursuant to clauses (ii) through (xx) of the immediately preceding paragraph shall be excluded in calculating the amount available for Restricted Payments, if any, pursuant to Section 9.9(a)(iv)(3) with respect to any subsequent Restricted Payments. The net amount of all Restricted Payments or portion thereof (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In determining whether any Restricted Payment is permitted by this Section 9.9, Parent and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (i) through (xx) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in Section 9.9(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 9.9.
Section 9.10    Maintenance of Total Unencumbered Assets.
The Issuers and their Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis.
Section 9.11    Limitation on Asset Sales.
(a)    Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:
(i)    the consideration received (or to be received) by Parent or such Restricted Subsidiary is at least equal to the fair market value (determined at the time of contractually agreeing to such Asset Sale) of the assets or Capital Stock sold or disposed of; and
(ii)    at least 75% of the consideration received (or to be received) consists of cash, Temporary Cash Investments or Replacement Assets, or a combination of cash, Temporary Cash Investments or Replacement Assets; provided, however, that, with respect to the sale of one or more properties up to 75% of the consideration may consist of Indebtedness of the purchaser of such properties so long as such Indebtedness is secured by a first priority Lien on the property or properties sold.

(b)    For purposes of this Section 9.11, each of the following shall be deemed to be cash:
(i)    any liabilities of Parent or any Restricted Subsidiary of Parent (as shown on the most recent consolidated balance sheet of Parent and its Restricted Subsidiaries or in the footnotes thereto, or if Incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on Parent’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such Incurrence or accrual had taken place on the date of such balance sheet, in each case other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Notes Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases Parent or any such Restricted Subsidiary from further liability with respect to such liabilities or that are assumed by contract or operation of law;
(ii)    any securities, notes or other obligations received (or to be received) by Parent or any such Restricted Subsidiary from such transferee that are converted by the Issuers or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days of receipt (to the extent of the cash or Temporary Cash Investments received in that conversion);
(iii)    any Designated Non-cash Consideration received by Parent or any such Restricted Subsidiary having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $40.0 million and (ii) an amount equal to 2.0% of Parent’s Adjusted Total Assets, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and
(iv)    any stock or assets of the kind referred to in clauses (ii), (v) or (vi) of Section 9.11(c).
(c)    Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, Parent or any such Restricted Subsidiary may apply such Net Cash Proceeds to:
(i)    prepay, repay, redeem, defease, discharge, repurchase or purchase Pari Passu Indebtedness of an Issuer or a Guarantor that is Secured Indebtedness (in each case other than Indebtedness owed to Parent or an Affiliate of Parent);
(ii)    make an Investment in (provided such Investment is in the form of Capital Stock), acquire all or substantially all of the assets of, a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary of Parent or acquire Permitted Mortgage Investments;
(iii)    prepay, repay, redeem, defease, discharge, repurchase or purchase Pari Passu Indebtedness of an Issuer or of any Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary of Parent that is not an Issuer or a Subsidiary Guarantor; provided, however, that if Parent, the Issuers or a Subsidiary Guarantor shall so prepay, repay, redeem, defease, discharge or purchase any such Pari Passu Indebtedness of the Issuers or of any Subsidiary Guarantor, the Issuers will equally and ratably reduce obligations under the Notes through (x) open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof), (y) as provided under Section 5 or Section 6 of the Notes or (z) by making an Offer to Purchase (in accordance with the procedures set forth below);
(iv)    fund (x) all or a portion of an optional redemption of the Notes as described in Section 5 or Section 6 of the Notes (y) open market purchases of the Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (z) an Offer to Purchase (in accordance with the procedures set forth below);
(v)    make a capital expenditure;
(vi)    acquire Replacement Assets to be used or that are useful in a Permitted Business; or
(vii)    any combination of the foregoing;
provided, that Parent will be deemed to have complied with the provisions described in clauses (ii), (v) and (vi) of this Section 9.11(c) if and to the extent that, within 365 days after the Asset Sale that generated the Net Cash Proceeds, Parent or any of its Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to apply such Net Cash Proceeds in compliance with the provisions described in clauses (ii), (v) and (vi) of this Section 9.11(c), and such application of such Net Cash Proceeds is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such Net Cash Proceeds, Parent may temporarily reduce the revolving Indebtedness under any Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. The amount of such Net Cash Proceeds not applied (or to be committed to be applied) as set forth in this Section 9.11(c) by the end of the applicable period shall constitute “Excess Proceeds.”
(d)    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 9.11 totals at least $50.0 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness, as applicable) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness or such lesser price provided in the terms of such Pari Passu Indebtedness), plus, in each case, accrued and unpaid interest (if any) to, but not including, the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, Parent may use such Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate purchase price of the Notes and the other Pari Passu Indebtedness validly tendered (and not withdrawn) into such Offer to Purchase exceeds the amount of Excess Proceeds, Parent shall select the Notes and such other Pari Passu Indebtedness (to the extent such selection is not prohibited by the terms thereof) to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 initial principal amount and multiples of $1,000 thereafter. Upon completion of each Offer to Purchase, the amount of Excess Proceeds related to such Asset Sale Offer to Purchase shall be reset at zero. Parent may satisfy the foregoing obligation with respect to any Net Cash Proceeds prior to the expiration of the relevant 365-day period (as such period may be extended as described in Section 9.11(c)). Nothing in this Section 9.11(d) shall preclude the Issuers from making an Offer to Purchase even if the amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 9.11 totals less than $25.0 million.
(e)    To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
Section 9.12    Limitation on Transactions with Affiliates.
(a)    Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of Parent or any of its Restricted Subsidiaries, in each case involving consideration in excess of $5.0 million, except upon terms that are not materially less favorable to Parent or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction (to the extent there is such a transaction) with a Person that is not such an Affiliate.
(b)    The limitation set forth in Section 9.12(a) does not limit, and shall not apply to:
(i)    transactions (A) approved by a majority of the disinterested directors of the Board of Directors of Parent or (B) for which Parent or any Restricted Subsidiary of Parent delivers to the Trustee a written opinion of a nationally recognized investment banking, appraisal or accounting firm stating that the transaction is fair to Parent or such Restricted Subsidiary from a financial point of view;
(ii)    any transaction solely between or among Parent and any of its Restricted Subsidiaries or solely between or among Restricted Subsidiaries of Parent (in each case, including any entity that becomes (including by redesignation) a Restricted Subsidiary of Parent as a result of such transaction);
(iii)    the payment of reasonable fees and compensation to, and indemnification, reimbursement of expenses and similar arrangements on behalf of, current, former or future directors of Parent or any Restricted Subsidiary of Parent;
(iv)    the issuance or sale of Capital Stock (other than Disqualified Stock) of Parent or the Partnership;

(v)    any Restricted Payments not prohibited by Section 9.9 or any Permitted Investment;
(vi)    any contracts, instruments or other agreements or arrangements in each case as in effect on the Closing Date, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangements as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to Parent and its Restricted Subsidiaries at the time executed than the original agreement or arrangements as in effect on the Closing Date;
(vii)    any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by Parent or any Restricted Subsidiary of Parent with current, former or future directors, officers and employees of Parent or such Restricted Subsidiary and the payment of compensation and reimbursement of expenses and the providing of other benefits (including retirement, health, disability, option, deferred compensation, insurance and other employment benefits) to such directors, officers and employees of Parent or any Restricted Subsidiary of Parent (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans and including issuances of Capital Stock or other securities, loans or other payments, grants and awards), in each case in the ordinary course of business;
(viii)    loans and advances to officers and employees of Parent or any Restricted Subsidiary of Parent or guarantees in respect thereof (or cancellation of such loans, advances or guarantees), for bona fide business purposes, including for reasonable moving and relocation, entertainment and travel expenses and similar expenses, made in the ordinary course of business;
(ix)    transactions with a Person that is an Affiliate of Parent solely because Parent, directly or indirectly, owns Capital Stock of, or controls such Person;
(x)    any transaction with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;
(xi)    payments to an Affiliate in respect of the Notes or any other Indebtedness of the Issuers or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates, any contribution to the capital of Parent or its Restricted Subsidiaries and the issuance of Capital Stock of Parent or its Restricted Subsidiaries and the granting of registration and other customary rights in connection therewith;
(xii)    any transactions pursuant to the Transactions and any actions pursuant thereto or contemplated thereby;

(xiii)    the entering into or amending of any tax sharing, allocation or similar agreement between Parent and the Partnership and any payments thereunder;
(xiv)    transactions between Parent or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of such Person is also a director of Parent or any of its Restricted Subsidiaries or any direct or indirect parent of Parent; provided, however, that such director abstains from voting as a director of Parent or such Restricted Subsidiary or such direct or indirect parent, as the case may be, on any matter involving such other Person;
(xv)    transactions with joint ventures and Subsidiaries thereof and Unrestricted Subsidiaries relating to the provision of management services, overhead or similar services or transactions that are approved by a majority of the disinterested members of Parent’s Board of Directors (a director shall be disinterested if he or she has no interest in such joint venture or Unrestricted Subsidiary other than through Parent and its Restricted Subsidiaries); provided that no Affiliate of Parent (other than Parent’s Restricted Subsidiaries) has an interest (other than indirectly through Parent and other than such joint venture or Unrestricted Subsidiary) in any such joint venture or Unrestricted Subsidiary;
(xvi)    any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because Partnership or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity; and
(xvii)    pledges of Capital Stock of Unrestricted Subsidiaries.
(c)    Notwithstanding Sections 9.12(a) and 9.12(b), any transaction or series of related transactions covered by Section 9.12(a) and not covered by clauses (ii) through (xvii) of Section 9.12(b), the aggregate amount of which exceeds $10.0 million of consideration, must be approved or determined to be fair in the manner provided for in Section 9.12(b)(i)(A) or (B).
Section 9.13    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    The Issuers will not, and will not permit any of their Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of the Issuers to:
(i)    pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuers or any other Restricted Subsidiary of the Issuers;
(ii)    pay any Indebtedness owed to the Issuers or any other Restricted Subsidiary of the Issuers;

(iii)    make loans or advances to the Issuers or any other Restricted Subsidiary of the Issuers; or
(iv)    transfer its property or assets to the Issuers or any other Restricted Subsidiary of the Issuers.
(b)    Section 9.13(a) shall not restrict any encumbrances or restrictions:
(i)    existing under, by reason of or with respect to, this Indenture, the Notes, the Notes Guarantees, the Credit Agreement, any Existing Indebtedness, any other agreement in effect on the Closing Date as in effect on the Closing Date, and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in those agreements on the Closing Date or such other date, as applicable;
(ii)    existing under, by reason of or with respect to any Credit Facility or other Indebtedness permitted under this Indenture (and not included in clause (i) above); provided, however, that the encumbrances and restrictions contained in the agreement or agreements governing such Credit Facility or other Indebtedness (x) (A) are not materially more restrictive, taken as a whole, than those contained in the Credit Agreement (with respect to other credit agreements or Indebtedness other than under an indenture and other than Permitted Mortgage Indebtedness or other mortgage Indebtedness) or this Indenture (with respect to other indentures), in each case, as in effect on the Closing Date, or (B) with respect to Permitted Mortgage Indebtedness or other mortgage Indebtedness, (i) are not materially more disadvantageous to the Holders than is customary in comparable financings and (ii) will not materially affect the Issuers’ ability to make principal or interest payments on the Notes (in each case as determined by Parent in good faith at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction)) or (y) apply only during the occurrence of an event of default with respect to such Credit Facility or other Indebtedness;
(iii)    existing under, by reason of or with respect to applicable law, rule, regulation, decree or administrative or court order or contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;
(iv)    existing with respect to any Person (including Indebtedness or Capital Stock of such Person) or the property or assets of such Person acquired by Parent or any Restricted Subsidiary of Parent (or any such Person that otherwise becomes a Restricted Subsidiary of Parent including by designation or by merger or consolidation or sale of all or substantially all of its assets into or to Parent or another Restricted Subsidiary of

Parent), existing at the time of such acquisition (or such Person so becoming a Restricted Subsidiary of Parent) and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired (or such Restricted Subsidiary) and any amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such amendments, modifications, restatements, extensions, increases, supplements, refundings, refinancing, renewals or replacements are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the instruments or agreements with respect to such Person or its property or assets as in effect on the date of such acquisition (or such Person so becoming a Restricted Subsidiary of Parent);
(v)    existing under, by reason of or with respect to provisions in joint venture, operating or similar agreements entered into in connection with a Permitted Business and customary provisions in leases entered into in the ordinary course of business;
(vi)    in the case of Section 9.13(a)(iv):
(1)    that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to, or that is, a lease, license, conveyance or contract or similar property or asset,
(2)    other encumbrances or restrictions contained in or with respect to the Master Leases and the properties subject thereto,
(3)    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Parent or any Restricted Subsidiary of Parent not otherwise prohibited by this Indenture,
(4)    existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases, including purchase money Indebtedness, Capitalized Lease Obligations and other Indebtedness permitted to be Incurred under Section 9.8(d)(xvii), that impose encumbrances or restrictions on the property so acquired or covered thereby, or (iii) a contract with respect to an Asset Sale, Sale and Leaseback Transaction, stock sale agreement or other transfer, conveyance or disposition permitted under this Indenture, which encumbrances or restrictions are applicable only to the property, assets or Capital Stock that are the subject of such contracts, or
(5)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Parent or any Restricted Subsidiary of Parent in any manner material to Parent and its Restricted Subsidiaries taken as a whole;

(vii)    with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;
(viii)    existing under, by reason of or with respect to Indebtedness permitted to be Incurred pursuant Section 9.8(d)(xiv), or other Permitted Refinancing Indebtedness permitted to be Incurred under, Section 9.8; provided, that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(ix)    contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:
(1)    the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,
(2)    the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined by the good faith judgment of Parent), and
(3)    Parent, in its good faith, determines that such an encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes;
(x)    any encumbrance or restriction pursuant to Hedging Obligations or under Permitted Non-Recourse Guarantees;
(xi)    restrictions on deposits made to secure letters of credit or surety or other bonds issued in connection therewith or deposits made in the ordinary course of business with respect to insurance premiums, worker’s compensation, statutory obligations, utility deposits, rental obligations, unemployment insurance, performance of tenders, surety and appeal bonds and other similar obligations (or to secure letters of credit or surety or other bonds relating thereto);
(xii)    restrictions on the ability of any Restricted Subsidiary to make Investments in or transfer assets to any Person that is not a Subsidiary of such Restricted Subsidiary or that is not a direct or indirect parent of such Restricted Subsidiary; and
(xiii)    any encumbrances or restrictions of the type referred imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or other refinancings of those agreements, instruments or obligations referred to in clauses (i) through (xii) above, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or other refinancings are no more restrictive, taken as a whole, with respect to such encumbrances or restrictions than those contained in those agreements prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, restructuring, replacement or other refinancing
(c)    Nothing contained in this Section 9.13 shall prevent Parent or any Restricted Subsidiary of Parent from (i) restricting the sale or other disposition of property or assets of Parent or any of its Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries or (ii) creating, Incurring, assuming or suffering to exist any Liens otherwise permitted by this Indenture. For purposes of determining compliance with this Section 9.13, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness Incurred by such Restricted Subsidiary, or other subordination provisions in any Indebtedness, shall not be deemed a restriction on the ability to make loans or advances.
Section 9.14    Future Notes Guarantees by Restricted Subsidiaries.
(a)    Parent will not permit any Domestic Restricted Subsidiary of the Issuers to guarantee any Indebtedness under the Credit Agreement, any other syndicated loan facility or any capital markets Indebtedness of the Issuers or a Subsidiary Guarantor (“Guaranteed Indebtedness”), unless such Restricted Subsidiary within 30 calendar days after so guaranteeing such Guaranteed Indebtedness executes and delivers a supplemental indenture to this Indenture substantially in the form of Exhibit B hereto providing for a Subsidiary Guarantee by such Restricted Subsidiary; provided, however, that this Section 9.14(a) shall not be applicable to any guarantee of any Person that existed (or any other guarantee required pursuant to the terms of any Acquired Indebtedness of any Person, which Acquired Indebtedness existed) at the time such Person became (including by redesignation) a Restricted Subsidiary of, or was merged into, the Issuers or a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. Parent may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor, in which case such Subsidiary shall not be required to comply with the 30 calendar day period described above. For the avoidance of doubt, Indebtedness of a Person that is guaranteed by an Issuer or a Subsidiary Guarantor shall not be deemed to be Guaranteed Indebtedness solely as a result of such guarantee by such Issuer or Subsidiary Guarantor.
(b)    If the Guaranteed Indebtedness:
(i)    ranks equally with the Notes (or the applicable Subsidiary Guarantee) in right of payment, then the guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee issued pursuant to this Section 9.14 in right of payment; or
(ii)    is subordinate in right of payment to the Notes (or the applicable Subsidiary Guarantee), then the guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee issued pursuant to this Section 9.14 at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes (or the applicable Subsidiary Guarantee).
Section 9.15    Reports to Holders.
(a)    Whether or not Parent is then required to file reports with the SEC, Parent shall file with the SEC (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Parent were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Parent were required to file such reports (including giving effect to any extension period under Rule 12b-25 under the Exchange Act) if it was subject thereto; provided, however, that, if filing such documents by Parent with the SEC is not permitted under the Exchange Act, Parent (x) shall, within 15 days after the time Parent would be required to file such information with the SEC if it were subject to Section 13 or 15(d) under the Exchange Act (including giving effect to any extension period under Rule 12b-25 under the Exchange Act), provide such documents and reports to the Trustee and upon written request supply copies of such documents and reports to any Holder (which in each case may be delivered pursuant to applicable Depository procedures) and (y) shall post such documents and reports on a website (which may be non-public) to which any Holder, prospective investors that certify that they are QIBs, institutional accredited investors or able to acquire the Notes in reliance on Regulation S under the Securities Act, securities analysts and market makers are given access; provided, however, that the Trustee shall have no liability whatsoever to determine if such materials have been so posted. Notwithstanding the foregoing, if Parent satisfies its obligations in the preceding sentence by posting documents and reports on a website (other than pursuant to the SEC’s EDGAR service or similar service), (a) Parent will not be required to furnish any information, certificates or reports required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, (ii) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein, or (iii) Rule 3-09 of Regulation S-X, (b) such reports will not be required to contain the separate financial information contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X and (c) such reports shall not be required to present compensation or beneficial ownership information.
The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy Parent’s obligations to furnish such materials to the Trustee or the Holders; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR service (or its successor).
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Issuers with any of the covenants under this Indenture or by the Guarantors with any covenants hereunder (as to which in each case the Trustee is entitled to rely exclusively on officers’ certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or website under this Indenture, or participate in any conference calls. Delivery of reports to the Trustee shall not constitute knowledge of, or notice to, the Trustee of the information contained therein.
In the event that another parent entity of the Issuers becomes a Guarantor of the Notes, the obligations to furnish the reports and other information described above may be satisfied by furnishing such reports filed by, or such information of, such other parent Guarantor, and the availability of such other parent Guarantor’s information on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy such obligations.
(b)    So long as not prohibited by the SEC, at any time that either (x) one or more Subsidiaries of Parent is an Unrestricted Subsidiary or (y) Parent holds directly any material assets (including Capital Stock) other than the Capital Stock of the Issuers and, in either case, such Unrestricted Subsidiary or other assets taken together would represent 5% or more of the Total Assets of Parent and its Subsidiaries as of the latest quarterly financial statements, then the quarterly and annual financial information required by this Section 9.15 will include a reasonably detailed presentation, either in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or any other comparable section, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries and other material assets of Parent.
(c)    Parent shall also, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period; provided that the foregoing obligation shall be satisfied to the extent such conference call, to which Holders have access, is conducted with Parent’s public stockholders. No fewer than three Business Days prior to the later of (i) the disclosure of the annual, quarterly and periodic information required above and (ii) the date of the conference call required to be held in accordance with the preceding sentence, Parent shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such conference call.
(d)    Notwithstanding anything herein to the contrary, Parent will not be deemed to have failed to comply with any of its obligations under this Section 9.15 for purposes of Section 4.1(d) until 30 days after the date any report is required to be filed or provided pursuant to this Section 9.15.
Section 9.16    Suspension of Covenants.
During a Suspension Period, Parent and its Restricted Subsidiaries shall not be subject to Section 9.8, 9.9, 9.10, 9.11, 9.12, 9.13, 9.14 or 13.1(a)(iii) (each a “Suspended Covenant”). All other provisions of this Indenture shall apply at all times during any Suspension Period so long as any Notes remain outstanding hereunder.
“Suspension Period” means any period (1) beginning on the date that:

(a)    the Notes have Investment Grade Status;
(b)    no Default or Event of Default has occurred and is continuing; and
(c)    the Issuers have delivered an Officer’s Certificate to the Trustee certifying that the conditions set forth in clauses (a) and (b) above are satisfied;
and (2) ending on the date (the “Reversion Date”) that the Notes cease to have Investment Grade Status.
During a Suspension Period, Parent’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of “Unrestricted Subsidiary.”
On each Reversion Date, all Indebtedness, Liens and dividend and other payment restrictions Incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Closing Date.
On each Reversion Date, calculations under the reinstated Section 9.9 will be made as if Section 9.9 had been in effect since the Closing Date; provided that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended; provided further, that the amount available to be made as a Restricted Payment shall not be reduced to below zero solely as a result of Restricted Payments made during the Suspension Period but may be reduced to below zero as a result of negative cumulative Funds From Operations during the Suspension Period for the purpose of Section 9.9(a)(iv)(3)(A).
On each Reversion Date, all Indebtedness, Liens and dividend and other payment restrictions Incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Closing Date. For purposes of Section 9.11, on each Reversion Date, the unutilized Excess Proceeds shall be reset to zero.
No Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by Parent of any of its Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of Section 9.10, if the Issuers and their Restricted Subsidiaries are not in compliance with Section 9.10 as of a Reversion Date, no Default or Event of Default will be deemed to have occurred unless such noncompliance continues for 120 days following the Reversion Date, provided that neither the Issuers nor any of their Restricted Subsidiaries shall Incur any Secured Indebtedness until such time that the requirements of Section 9.10 have been satisfied.
The Trustee shall have no duty or obligation to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes, shall have no obligation to independently determine or verify if a covenant suspension event has occurred and shall have no duty to notify Holders if the Notes achieve Investment Grade Status or of the occurrence of a Reversion Date. The Issuer shall provide written notice to the Trustee of the occurrence of any

Reversion Date. The Trustee may provide a copy of any such notice to any holder of Notes upon request.
Section 9.17    Limitations on the Activities of Capital Corp.
Capital Corp will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Capital Corp may be a co-obligor or guarantor with respect to Indebtedness if the Partnership is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by (or applied at the direction of) the Partnership, Capital Corp or one or more Subsidiary Guarantors. At any time after the Partnership becomes a corporation by conversion, merger or otherwise, Capital Corp may consolidate or merge with or into the Partnership or any Restricted Subsidiary of Parent (without such Restricted Subsidiary becoming a co-obligor in respect of the Notes).
ARTICLE 10

REDEMPTION OF NOTES
Section 10.1    Notices to Trustee.
The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 or Section 6 of the Notes set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, if any, to but not including, the Redemption Date. If the Issuers elect to redeem Notes pursuant to Section 5 or Section 6 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate. The Issuers shall give notice of redemption to the Trustee at least 45 days but not more than 75 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed. The Trustee is permitted to accept the Issuers’ direction regarding redemptions, notwithstanding anything to the contrary in this Indenture, and the Trustee shall have no liability for any action taken at the Issuers’ direction.
Section 10.2    Applicability of Article.
Redemption or purchase of Notes as permitted by Section 10.1 shall be made in accordance with this Article 10.
Section 10.3    Selection of Notes To Be Redeemed.
If less than all of the Notes are to be redeemed at any time pursuant to Section 5 or Section 6 of the Notes, the Trustee shall select Notes for redemption as follows:
(x)    in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are then listed; or

(y)    if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate and in accordance with the Depository’s procedures;
No Notes of a principal amount of $2,000 or less shall be redeemed in part, and no redemption shall result in a Holder holding a Note of a principal amount of less than $2,000.
Section 10.4    Notice of Redemption.
At least 10 days but not more than 60 days before a Redemption Date, the Issuers shall give a notice of redemption by first class mail, postage prepaid, or as otherwise provided in accordance with the procedures of the Depository, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture with respect to the Notes pursuant to Article 3 and Article 12 hereof. In connection with any redemption of Notes (including with the Net Cash Proceeds of an Equity Offering) any such redemption may, at the Issuers’ discretion, be subject to satisfaction of one or more conditions precedent, including any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuers in their sole discretion) by the Redemption Date, or by the Redemption Date so delayed. The Issuers shall provide written notice to the Trustee prior to the close of business one Business Day prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:
(a)    the Redemption Date;
(b)    the Redemption Price plus accrued interest, if any, to, but not including, the Redemption Date;
(c)    the name and address of the Paying Agent;
(d)    that Notes called for redemption shall be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any, to, but not including, the Redemption Date;
(e)    that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(f)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;
(g)    if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and
Section 10.5    Effect of Redemption Notice.
Once notice of redemption is given in accordance with Section 10.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any, to, but not including, the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon, if any, to, but not including, the Redemption Date, but installments of interest, the Maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuers shall have not complied with their obligations pursuant to Section 10.6.
Section 10.6    Deposit of Redemption Price.
On or before 11:00 a.m. New York City time on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, to, but not including, the Redemption Date of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the Redemption Price plus accrued interest, if any, to, but not including, the Redemption Date of all Notes to be redeemed or purchased.
Section 10.7    Notes Redeemed in Part.
If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

ARTICLE 11

MANDATORY REPAYMENT; SINKING FUNDS
Section 11.1    Mandatory Repayment; Sinking Funds.
Except to the extent the Issuers may be required to offer to purchase the Notes pursuant to Section 9.7 and Section 9.11, the Issuers are not required to make mandatory repurchase, redemption or sinking fund payments with respect to the Notes. However, the Company may at any time and from time to time purchase Notes in the open market or otherwise.
ARTICLE 12

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 12.1    Legal Defeasance or Covenant Defeasance.
(a)    The Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions.
(b)    Upon the Issuers’ exercise under Section 12.1(a) hereof of the option applicable to this Section 12.1(b), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 12.2, be deemed to have been discharged from their obligations with respect to this Indenture and the outstanding Notes (and Notes Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Notes Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 12.3 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture with respect to the Notes and the Guarantors shall be deemed to have satisfied all of their obligations under the Notes Guarantees and this Indenture with respect to the Notes (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive hereunder:
(i)    the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 12.3, and as more fully set forth in such Section 12.3, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;
(ii)    the Issuers’ obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 9.2 hereof;
(iii)    the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(iv)    the provisions of this Article 12 applicable to Legal Defeasance.
Subject to compliance with this Article 12, the Issuers may exercise their option under this Section 12.1(b) notwithstanding the prior exercise of its option under Section 12.1(c).
(c)    Upon the Issuers’ exercise under Section 12.1(a) hereof of the option applicable to this Section 12.1(c), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 12.2, be released from their respective obligations under the covenants contained in Sections 12.3 (other than with respect to the legal existence of the Issuers), 9.4, 9.7 through 9.17 and clause (iii) of Section 13.1(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 12.2 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Notes Guarantees, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 4.1, but, except as specified above, the remainder of this Indenture and such Notes and Notes Guarantees shall be unaffected thereby. In addition, upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this Section 12.1(c), subject to the satisfaction of the conditions set forth in Section 12.2, clauses (c), (d), (e) and (f), and solely with respect to the Guarantors, clauses (g) and (h) of Section 4.1 shall not constitute Events of Default.
Section 12.2    Conditions to Legal Defeasance and Covenant Defeasance.
The following shall be the conditions to the application of either Section 12.1(b) or 12.1(c) hereof to the outstanding Notes:
(a)    the Issuers shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion or based on a report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the Notes, provided that, with respect to any redemption pursuant to Section 5 or Section 6 of the Notes that requires the payment of the Applicable Premium, the Redemption Price deposited shall be sufficient for purposes of this Indenture to the extent that the Redemption Price so deposited with the Trustee is calculated using an amount equal to the Applicable Premium computed using the Adjusted Treasury Rate as of the third Business Day preceding the date of such deposit with the Trustee;

(b)    in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:
(i)    the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or
(ii)    since the Closing Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)    in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)    no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and substantially simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the funds deposited in connection therewith);
(e)    the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or material instrument (other than this Indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound (other than any default relating to any Indebtedness being repaid, discharged, defeased, redeemed or repurchased from any borrowing of funds to be applied to such deposit and any similar and substantially simultaneous deposit relating to such Indebtedness, and the granting of Liens on the funds deposited in connection therewith); and
(f)    the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (a) through (e), as applicable, and, in the case of the Opinion of Counsel, clauses (b), if applicable, and/or (c) of this Section 12.2 have been complied with.
Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year or are to be called for redemption within one year under irrevocable written arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Section 12.3    Application of Trust Money.
Subject to Section 12.4, the Trustee or Paying Agent shall hold in trust all U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article 12, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuers.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 12.2 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ written request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 12.2 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 12.4    Repayment to the Issuers.
Subject to applicable escheatment laws, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuers, Holders entitled to such money shall look to the Issuers for payment as general creditors unless an applicable law designates another Person and all liability of the Trustee or such Paying Agent with respect to such trust money thereof, shall thereupon cease.
Section 12.5    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article 12 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and the Guarantors’ obligations under this Indenture, and the Notes and the Notes Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 12 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article 12; provided that if the Issuers have made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13

SUCCESSOR CORPORATION
Section 13.1    Consolidation, Merger and Sale of Assets.
(a)    None of Parent, General Partner, nor either of the Issuers will consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its and its Restricted Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into Parent, General Partner or an Issuer, as applicable, unless:
(i)    Parent, General Partner or such Issuer, as applicable, shall be the continuing Person, or the Person (if other than Parent, General Partner or such Issuer, as applicable) formed by such consolidation or into which Parent, General Partner or such Issuer, as applicable, is merged or that acquired such property and assets of Parent, General Partner or such Issuer, as applicable shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of Parent, General Partner or such Issuer, as applicable, under its Notes Guarantee (in the case of Parent or General Partner) and under this Indenture (provided, however, that Capital Corp may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Partnership is not a corporation);
(ii)    immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
(iii)    immediately after giving effect to such transaction and any related financing transactions (including the application of the proceeds thereof) as if the same had occurred at the beginning of the applicable Four Quarter Period, on a pro forma basis, (A) either (x) the Issuers and their Restricted Subsidiaries, or any Person becoming the successor obligor of the Notes, as the case may be, would be permitted to Incur at least $1.00 of additional Indebtedness pursuant Section 9.8(a) or (y) the ratio referred to in Section 9.8(a) would be equal to or less than such ratio immediately prior to such merger, consolidation or other acquisition, (B) either (x) the Issuers and their Restricted Subsidiaries, or any Person becoming the successor obligor of the Notes, as the case may be, would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 9.8(b) or (y) the ratio referred to in Section 9.8(b) would be equal to or less than such ratio immediately prior to such merger, consolidation or other acquisition and (C) either (x) the Issuers and the Subsidiary Guarantors, or any Person becoming the successor obligor of the Notes, as the case may be, would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 9.8(c) or (y) the ratio referred to in Section 9.8(c) would be equal to or greater than such ratio immediately prior to such merger, consolidation or other acquisition; and
(iv)    Parent, General Partner or such Issuer, as applicable, delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 13.1 and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against Parent, General Partner or such Issuer, as applicable, or the Person (if other than Parent, General Partner or such Issuer, as applicable) formed by such consolidation or into which Parent, General Partner or such Issuer, as applicable, is merged or that acquired all or substantially all of Parent’s, General Partner’s or such Issuer’s and their Restricted Subsidiaries’ property and assets;
provided, however, that clause (iii) above does not apply (x) if the principal purpose of such transaction is to change the state of domicile or incorporation of Parent or to form or collapse a holding company structure or to convert Parent, General Partner or such Issuer, as applicable, into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of Parent or under the laws of the United States, any state thereof or the District of Columbia (provided, however, that Capital Corp may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Partnership is not a corporation) or (y) to a consolidation or merger or sale, conveyance, transfer or other disposition of all or substantially all of Parent’s, General Partner’s or such Issuer’s and their Restricted Subsidiaries’ (taken as a whole) property and assets to a Wholly Owned Restricted Subsidiary of Parent that is a Subsidiary Guarantor; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.
(b)    Except as provided in Section 7.4, Parent will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:
(i)    the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, all the obligations of such Subsidiary Guarantor, if any, under its Subsidiary Guarantee;
(ii)    immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and
(iii)    Parent delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuers, the Subsidiary Guarantors, Parent and the surviving Persons.
(c)    Notwithstanding Section 13.1(a) and Section 13.1(b):
(i)    an Issuer or any Guarantor may consolidate or merge with or into, or sell, convey, transfer or otherwise dispose of all of its property and assets to, an Issuer or another Guarantor;
(ii)    any Restricted Subsidiary of Parent that is not an Issuer or a Subsidiary Guarantor may consolidate or merge with or into, or sell, convey, transfer or otherwise dispose of all of its property and assets to, Parent or any of its Restricted Subsidiaries; and
(iii)    any Restricted Subsidiary of Parent may (i) merge with an Affiliate of Parent or a Restricted Subsidiary of Parent if the principal purpose of such transaction is to change the state of domicile or incorporation of such Restricted Subsidiary or to form or collapse a holding company structure or (ii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Restricted Subsidiary or under the laws of the United States, any state thereof or the District of Columbia.
(d)    Upon any such consolidation, combination or merger of an Issuer or a Guarantor, or any such sale, conveyance, transfer or other disposition of all or substantially all of the assets of an Issuer in accordance with this Section 13.1, in which such Issuer or such Guarantor is not the continuing obligor under the Notes or its Notes Guarantee, the surviving entity formed by such consolidation or into which such Issuer or such Guarantor is merged or the entity to which the sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under this Indenture and, the Notes and the Notes Guarantees with the same effect as if such surviving entity had been named therein as such Issuer or such Guarantor and such Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Notes Guarantee, as the case may be, and all of such Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Notes Guarantee, if applicable.
(e)    Notwithstanding any of the foregoing, for the avoidance of doubt, the lease of all or substantially all of the assets or real estate assets of Parent and its Restricted Subsidiaries

(taken as a whole) or of any of its Restricted Subsidiaries shall not be subject to this Section 13.1.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
CTR PARTNERSHIP, L.P., as Issuer
By:    CareTrust GP, LLC, its general partner
By:    /s/ William M. Wagner
Name: William M. Wagner
Title: Chief Financial Officer and Treasurer
CARETRUST CAPITAL CORP., as Issuer
By:    /s/ William M. Wagner
Name: William M. Wagner
Title: Chief Financial Officer and Treasurer
CARETRUST REIT, INC., as Parent and a Guarantor
By:    /s/ William M. Wagner
Name: William M. Wagner
Title: Chief Financial Officer and Treasurer
CARETRUST GP, LLC, as a Guarantor
By:    /s/ William M. Wagner
Name: William M. Wagner
Title: Chief Financial Officer and Treasurer
SUBSIDIARY GUARANTORS:
18TH PLACE HEALTH HOLDINGS LLC
49TH STREET HEALTH HOLDINGS LLC
[Signature page to Indenture]

4TH STREET HOLDINGS LLC
51ST AVENUE HEALTH HOLDINGS LLC
ANSON HEALTH HOLDINGS LLC
ARAPAHOE HEALTH HOLDINGS LLC
ARROW TREE HEALTH HOLDINGS LLC
AVENUE N HOLDINGS LLC
BIG SIOUX RIVER HEALTH HOLDINGS LLC
BOARDWALK HEALTH HOLDINGS LLC
BOGARDUS HEALTH HOLDINGS LLC
BURLEY HEALTHCARE HOLDINGS LLC
CASA LINDA RETIREMENT LLC
CEDAR AVENUE HOLDINGS LLC
CHERRY HEALTH HOLDINGS LLC
CM HEALTH HOLDINGS LLC
COTTONWOOD HEALTH HOLDINGS LLC
CTR ARVADA PREFERRED, LLC
CTR CASCADIA PREFERRED, LLC
DALLAS INDEPENDENCE LLC
DIXIE HEALTH HOLDINGS LLC
EMMETT HEALTHCARE HOLDINGS LLC
ENSIGN BELLFLOWER LLC
ENSIGN HIGHLAND LLC
ENSIGN SOUTHLAND LLC
EVERGLADES HEALTH HOLDINGS LLC
EXPO PARK HEALTH HOLDINGS LLC
EXPRESSWAY HEALTH HOLDINGS LLC
FALLS CITY HEALTH HOLDINGS LLC
FIFTH EAST HOLDINGS LLC
FIG STREET HEALTH HOLDINGS LLC
FLAMINGO HEALTH HOLDINGS LLC
FORT STREET HEALTH HOLDINGS LLC
GAZEBO PARK HEALTH HOLDINGS LLC
GILLETTE PARK HEALTH HOLDINGS LLC
GOLFVIEW HOLDINGS LLC
GRANADA INVESTMENTS LLC
GUADALUPE HEALTH HOLDINGS LLC
GULF COAST BUYER 1 LLC
HILLENDAHL HEALTH HOLDINGS LLC
HILLVIEW HEALTH HOLDINGS LLC
IRVING HEALTH HOLDINGS LLC
IVES HEALTH HOLDINGS LLC
JEFFERSON RALSTON HOLDINGS LLC
JORDAN HEALTH PROPERTIES LLC
JOSEY RANCH HEALTHCARE HOLDINGS
[Signature page to Indenture]

LLC
KINGS COURT HEALTH HOLDINGS LLC
LAFAYETTE HEALTH HOLDINGS LLC
LEMON RIVER HOLDINGS LLC
LOCKWOOD HEALTH HOLDINGS LLC
LONG BEACH HEALTH ASSOCIATES LLC
LOWELL HEALTH HOLDINGS LLC
LOWELL LAKE HEALTH HOLDINGS LLC
LUFKIN HEALTH HOLDINGS LLC
MEADOWBROOK HEALTH ASSOCIATES LLC
MEMORIAL HEALTH HOLDINGS LLC
MESQUITE HEALTH HOLDINGS LLC
MISSION CCRC LLC
MOENIUM HOLDINGS LLC
MOUNTAINVIEW COMMUNITYCARE LLC
NORTHSHORE HEALTHCARE HOLDINGS LLC
OLESON PARK HEALTH HOLDINGS LLC
OREM HEALTH HOLDINGS LLC
PAREDES HEALTH HOLDINGS LLC
PLAZA HEALTH HOLDINGS LLC
POLK HEALTH HOLDINGS LLC
PRAIRIE HEALTH HOLDINGS LLC
PRICE HEALTH HOLDINGS LLC
QUEEN CITY HEALTH HOLDINGS LLC
QUEENSWAY HEALTH HOLDINGS LLC
RB HEIGHTS HEALTH HOLDINGS LLC
REGAL ROAD HEALTH HOLDINGS LLC
RENEE AVENUE HEALTH HOLDINGS LLC
RILLITO HOLDINGS LLC
RIO GRANDE HEALTH HOLDINGS LLC
SALMON RIVER HEALTH HOLDINGS LLC
SALT LAKE INDEPENDENCE LLC
SAN CORRINE HEALTH HOLDINGS LLC
SARATOGA HEALTH HOLDINGS LLC
SILVER LAKE HEALTH HOLDINGS LLC
SILVERADA HEALTH HOLDINGS LLC
SKY HOLDINGS AZ LLC
SNOHOMISH HEALTH HOLDINGS LLC
SOUTH DORA HEALTH HOLDINGS LLC
STILLHOUSE HEALTH HOLDINGS LLC
TEMPLE HEALTH HOLDINGS LLC
TENTH EAST HOLDINGS LLC
TERRACE HOLDINGS AZ LLC
[Signature page to Indenture]

TRINITY MILL HOLDINGS LLC
TROUSDALE HEALTH HOLDINGS LLC
TULALIP BAY HEALTH HOLDINGS LLC
VALLEY HEALTH HOLDINGS LLC
VERDE VILLA HOLDINGS LLC
WAYNE HEALTH HOLDINGS LLC
WILLITS HEALTH HOLDINGS LLC
WILLOWS HEALTH HOLDINGS LLC
WISTERIA HEALTH HOLDINGS LLC
By:    /s/ William M. Wagner
Name: William M. Wagner
Title: Chief Financial Officer and Treasurer

[Signature page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,
By:    /s/ Maddy Hughes
Name: Maddy Hughes
Title: Vice President

[Signature page to Indenture]

Exhibit A
Form of Initial Note
(FACE OF NOTE)
[Global Notes Legend]
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.
[For Regulation S Global Note Only]
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
[Restricted Note Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (I) IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO, (II) IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S AND (III) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN,” INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR SIMILAR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS (“SIMILAR LAWS”), OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
[Temporary Regulation S Global Note Legend]
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(3) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.
[Definitive Notes Legend]
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CTR PARTNERSHIP, L.P.
CARETRUST CAPITAL CORP.
3.875% Senior Notes due 2028
CUSIP No. [                    ]
ISIN No. [                    ]

No. [ ]	$[ ]
CTR PARTNERSHIP, L.P., a Delaware limited partnership, and CARETRUST CAPITAL CORP., a Delaware corporation (the “Issuers”), for value received promise to pay to Cede & Co., or its registered assigns, the principal sum of [        ] DOLLARS or such other amount as is provided in a schedule attached hereto on June 30, 2028.
Interest Payment Dates: June 30 and December 30, commencing December 30, 2021
Record Dates: June 15 and December 15.
Dated: [                  ]
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.
CTR PARTNERSHIP, L.P.,
as an Issuer
By: CareTrust GP, LLC, its general partner
By:        ______________________
Name:    _________________
Title:    _________________
CARETRUST CAPITAL CORP.,
as an Issuer
By:        ______________________
Name:    _________________
Title:    _________________

[FORM OF] TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the 3.875% Senior Notes due 2028 described in the within-mentioned Indenture.
Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee,
By:        ____________________________
Authorized Signatory

(Reverse of Note)

3.875% Senior Notes due 2028
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
Section 1. Interest. CTR Partnership, L.P., a Delaware limited partnership, and CareTrust Capital Corp., a Delaware corporation (together, the “Issuers”), promise to pay interest on the principal amount of this Note at 3.875% per annum from June 17, 2021, until Maturity. The Issuers will pay interest semi-annually on June 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing December 30, 2021. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. The Issuers shall pay interest on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; the Issuers shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Section 2. Method of Payment. The Issuers will pay interest on the Notes to the Persons who are registered Holders at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.8 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose except that, at the option of the Issuers, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders. Until otherwise designated by the Issuers, the Trustee’s office or agency in Minneapolis, Minnesota will be the office of the Trustee maintained for such purpose.
Section 3. Paying Agent and Security Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Security Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuers or any of their Subsidiaries may act in any such capacity.
Section 4. Indenture. The Issuers issued the Notes under an Indenture, dated as of June 17, 2021 (the “Indenture”), by and among the Issuers, CareTrust REIT, Inc., a Maryland corporation, the other Guarantors named therein and the Trustee. Subject to the terms of the Indenture, the Issuers shall be entitled to issue Additional Notes. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
Section 5. Optional Redemption. Prior to March 30, 2028, the Issuers are entitled, at their option, to redeem, at any time, and from time to time, all or a portion of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).
At any time on or after March 30, 2028, the Issuers will be entitled redeem some or all of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus accrued interest on the Notes, if any, to, but not including, the Redemption Date.
Section 6. Optional Redemption upon Equity Offerings. At any time, and from time to time, on or prior to June 30, 2024, the Issuers are entitled, at their option, to use an amount equal to all or a portion of the Net Cash Proceeds of one or more Equity Offerings to redeem up to 40% of the principal amount of the Notes (together with any Additional Notes) issued under the Indenture at a redemption price of 103.875% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:
(1) at least 60% of the principal amount of Notes originally issued under the Indenture remains outstanding immediately after such redemption; and
(2) the Issuers complete such redemption not more than 120 days after the consummation of any such Equity Offering.
Section 7. Notice of Redemption. Subject to Section 10.4 of the Indenture, notice of redemption will be mailed by first class mail or given as otherwise provided in accordance with the procedures of the Depository at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. No Notes of $2,000 or less shall be redeemed in part. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption subject to Section 10.5 of the Indenture.
Section 8. No Mandatory Redemption. The Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
Section 9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Issuers will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the date of repurchase.
The Issuers are, subject to certain conditions and exceptions set forth in the Indenture, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to, but not including, the date of repurchase, with certain Net Cash Proceeds of certain sales or other dispositions of assets in accordance with the Indenture.
Section 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Security Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuers and the Security Registrar are not required to transfer or exchange any Notes for a period of 15 days before the giving of a notice of redemption of such Notes to be redeemed.
Section 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
Section 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the Indenture, the Notes and the Notes Guarantees may be amended or supplemented as provided in the Indenture.
Section 13. Defaults and Remedies. If an Event of Default occurs and is continuing (other than as specified in clauses (g) and (h) of Section 4.1 of the Indenture that occurs with respect to Parent or the Issuers), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately in accordance with the provisions of Section 5.2. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (g) or (h) of Section 4.1, with respect to Parent or the Issuers, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default if it determines that withholding notice is in their interest in accordance with Section 5.2. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture, other than a payment default as described under Section 8.2(b)(vi) of the Indenture.

Section 14. Restrictive Covenants. The Indenture contains certain covenants as set forth in Article 9 of the Indenture.
Section 15. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Parent, the Issuers or the Guarantors in the Indenture, or in any of the Notes or Notes Guarantees or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, stockholder, member, manager, partner, officer, director, employee or controlling person, in their capacity as such, of the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.
Section 16. Notes Guarantees. This Note will be entitled to the benefits of certain Notes Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
Section 17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
Section 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
Section 19. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
Section 20. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM
CTR PARTNERSHIP, L.P.
CARETRUST CAPITAL CORP.
3.875% Senior Notes due 2028

To assign this Note, fill in the form below:

I or we assign and transfer this Note to Assignee’s Legal Name, Address, and Zip Code Assignee’s soc. sec. or tax I.D. No.
and irrevocably appoint    agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________
Date:____________________Your Signature: __________________________

______________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)☐    to the Company; or

(2)☐    inside the United States to a “qualified institutional buyer” (as defined in
Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)☐    outside the United States in an offshore transaction within the meaning of
Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(4)☐    pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)☐        pursuant to another available exemption from registration under the Securities
Act; or

(6)☐    pursuant to an effective registration statement under the Securities Act;

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

_________________________
Signature
Signature Guarantee:

____________________________        _________________________________
Signature must be guaranteed                Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

___________________________________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________________     _________________________________________
NOTICE: To be executed by an executive officer
______________________________

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Section 9.7 or Section 9.11 of the Indenture, check the appropriate box:
Section 9.7       ☐                      Section 9.11    ☐
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 9.7 or Section 9.11 of the Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof): $
Dated:
Signed:_______________________________
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:    ___________________
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee of Note custodian

Exhibit B
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
[            ] SUPPLEMENTAL INDENTURE (this “[            ] Supplemental Indenture”), dated as of [            ], among (the “Guaranteeing Subsidiary”), CTR Partnership, L.P. (or its permitted successor), a Delaware limited partnership (“Partnership”), CareTrust Capital Corp., a Delaware corporation (together with Partnership, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of June 17, 2021 (the “Indenture”), providing for the issuance of 3.875% Senior Notes due 2028 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.1 of the Indenture, the Trustee is authorized to execute and deliver this [            ] Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 9 thereof.
3.    NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Parent, the Issuers or the Guarantors in the Indenture or this Supplemental Indenture, or in any of the Notes or Note Guarantees or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, stockholder, member, manager, partner, officer, director, employee or controlling person, in their capacity as such, of the Issuers or the Guarantors or of any successor Person thereof. Each Holder, by accepting the

Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.
4.    GOVERNING LAW; WAIVER OF TRIAL RIGHT. This [            ] Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS [               ] SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this [            ] Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this [            ] Supplemental Indenture or any of the terms or provisions hereof or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Guaranteeing Subsidiary and Partnership.
8.    BINDING NATURE OF [              ] SUPPLEMENTAL INDENTURE. The Guaranteeing Subsidiary hereby represents and warrants that this [            ] Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this [            ] Supplemental Indenture to be duly executed, all as of the date first above written.
Dated:                     ,
[GUARANTEEING SUBSIDIARY], as a Guarantor
By:        ___________________________
Name:    ______________________
Title:     _____________________
CTR PARTNERSHIP, L.P., as an Issuer

By: CareTrust GP, LLC, its general partner
By:        ___________________________
Name:    ______________________
Title:    ______________________
CARETRUST CAPITAL CORP., as an Issuer
By:        __________________________
Name:    _____________________
Title:    _____________________
CARETRUST REIT, INC., as a Guarantor
By:        __________________________
Name:    _____________________
Title:    _____________________
[EXISTING SUBSIDIARY GUARANTORS], as Guarantors
By:        __________________________
Name:    _____________________
Title:    _____________________

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:        _________________________
Name:    ____________________
Title:    ____________________

Exhibit C
Form of Certificate to be Delivered in Connection with Transfers
Pursuant to Regulation S

Wells Fargo Bank, National Association
600 South 4th Street 7th Floor
Minneapolis, MN 55415
Attention: Corporate Trust Services
Bondholdercommunications@wellsfargo.com

Re: CTR Partnership, L.P., and
CareTrust Capital Corp. (the “Issuers”)
3.875% Senior Notes due 2028 (the “Notes”)
Ladies and Gentlemen:

In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(1)the offer of the Notes was not made to a person in the United States;
(2)either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
(3)no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
(4)the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(5)we have advised the transferee of the transfer restrictions applicable to the Notes.

You, as Trustee, the Issuers, counsel for the Issuers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours
[Name of Transferor]

By: _______________________
                                    Name:
                                    Title:
C-1